                                                                 EXHIBIT 25.1


                                                        Registration No.
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM T-1


                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                  CORPORATION  DESIGNATED TO  ACT AS TRUSTEE


                            BANK ONE, COLUMBUS, N.A.
                            ------------------------

Not Applicable                                        31-4148768
(State of Incorporation                         (I.R.S. Employer
if not a national bank)                       Identification No.)

100 East Broad Street, Columbus, Ohio                  43271-0181
(Address of trustee's principal                        (Zip Code)
executive offices)




                             Stephen W. Boughton
                     c/o Bank One Ohio Trust Company, NA
                            100 East Broad Street
                          Columbus, Ohio 43271-0181
                                (614) 248-5948
          (Name, address and telephone number of agent for service)

                            ------------------------

                           PRIME HOSPITALITY CORP.
             (Exact name of obligor as specified in its charter)

Delaware                                                       22-2640625

(State or other jurisdiction of                           (I.R.S.Employer
incorporation or organization)                         Identification No.)


700 Route 46 East                                                    07004
Fairfield, New Jersey                                           (Zip Code)
(Address of principal executive
offices)


       PRIME HOSPITALITY CORP.    % SENIOR SUBORDINATED NOTES DUE 2004
                               ---

                     (Title of the Indenture securities)
- -------------------------------------------------------------------------------

                                    GENERAL

1.       GENERAL INFORMATION.
         FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         (A)     NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of the Currency, Washington, D.C.

                 Federal Reserve Bank of Cleveland, Cleveland, Ohio

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 The Board of Governors of the Federal Reserve System, Washington, D.C.

         (B)     WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

2.       AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.
         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         The obligor is not an affiliate of the trustee.

16.      LIST OF EXHIBITS
         LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION.  (EXHIBITS IDENTIFIED IN
         PARENTHESES, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS EXHIBITS HERETO.)

Exhibit 1 - A copy of the Articles of Association of the trustee as now in effect.

Exhibit 2 - A copy of the Certificate of Authority of the trustee to commence business, see Exhibit 2 to Form T-1, filed in connection with Form S-3 relating to Wheeling-Pittsburgh Corporation 9 3/8% Senior Notes due 2003, Securities and Exchange
         Commission File No. 33-50709.

Exhibit 3 - A copy of the Authorization of the trustee to exercise corporate trust powers, see Exhibit 3 to Form T-1, filed in connection with Form S-3 relating to Wheeling-Pittsburgh Corporation 9 3/8% Senior Notes due 2003, Securities and Exchange
         Commission File No. 33-50709.

Exhibit 4 - A copy of the Bylaws of the trustee as now in effect.

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

Exhibit 7 - Report of Condition of the trustee as of the close of business on December 31, 1993, published pursuant to the requirements of the Comptroller of the Company.

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

Items 3 through 15 are not answered pursuant to General Instruction B which requires responses to Item 1, 2 and 16 only, if the obligor is not in default.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, Columbus, NA, a national banking association organized under the National Banking Act, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in Columbus, Ohio, on March 16, 1994.


                                                Bank One, Columbus, NA


                                                By: /S/ STEPHEN W. BOUGHTON
                                                   -------------------------
                                                    Stephen W. Boughton
                                                    Authorized Signer

                                   Exhibit 1

                    BANK ONE, COLUMBUS, NATIONAL ASSOCIATION
                            ARTICLES OF ASSOCIATION

      For the purpose of organizing an association to carry on the business of banking under the laws of the United States, the following Articles of Association are entered into:

      FIRST. The title of this Association shall be BANK ONE, COLUMBUS, NATIONAL ASSOCIATION.

      SECOND. The main office of the Association shall be in Columbus, County of Franklin, State of Ohio. The general business of the Association shall be conducted at its main office and its branches.

      THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five Directors, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time-to-time by resolution of the shareholders at any annual or special meeting thereof, provided, however, that the Board of Directors, by resolution of a majority thereof, shall be authorized to increase the number of its members by not more than two between regular meetings of the shareholders.
Each Director, during the full term of his directorship, shall own, as qualifying shares, the minimum number of shares of either this Association or of its parent bank holding company in accordance with the provisions of applicable law. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

      FOURTH. The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office of this Association or such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws, but if no election is held on that day, it may be held on any subsequent business day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.
      FIFTH. The authorized amount of capital stock of this Association shall be 2,073,750 shares of common stock of the par value of Ten Dollars ($10) each; but said capital stock may be increased or decreased from time-to-time, in accordance with the provisions of the laws of the United States.

             No holder of shares of the capital stock of any class of the Association shall have the preemptive or preferential right of subscription to any share of any class of stock of this Association, whether now or hereafter authorized or to any obligations convertible into stock of this Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time-to-time determine and at such price as the Board of Directors may from time-to-time fix.

             This Association, at any time and from time-to-time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

      SIXTH. The Board of Directors shall appoint one of its members President of the Association, who shall be Chairman of the Board, unless the Board appoints another director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents and to appoint a Secretary and such other officers and employees as may be required to transact the business of this Association.

             The Board of Directors shall have the power to define the duties of the officers and employees of this Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of this Association shall be made; to manage and administer the business and affairs of this Association; to make all By-Laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.


      SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Columbus, Ohio, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of this Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

      EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

      NINTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 10 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

      TENTH. Every person who is or was a Director, officer or employee of the Association or of any other corporation which he served as a Director, officer or employee at the request of the Association as part of his regularly assigned duties may be indemnified by the Association in accordance with the provisions of this paragraph against all liability (including, without limitation, judgments, fines, penalties and settlements) and all reasonable expenses (including, without limitation, attorneys' fees and investigative expenses) that may be incurred or paid by him in connection with any claim, action, suit or proceeding, whether civil, criminal or administrative (all referred to hereafter in this paragraphs as "Claims") or in connection with any appeal relating thereto in which he may become involved as a party or otherwise or with which he may be threatened by reason of his being or having been a Director, officer or employee of the Association or such other corporation, or by reason of any action taken or omitted by him in his capacity as such Director, officer or employee, whether or not he continues to be such at the time such liability or expenses are incurred, provided that nothing contained in this paragraph shall be construed to permit indemnification of any such person who is adjudged guilty of, or liable for, willful misconduct, gross neglect of duty or criminal acts, unless, at the time such indemnification is sought, such indemnification in such instance is permissible under applicable law and regulations, including published rulings of the Comptroller of the Currency or other appropriate supervisory or regulatory authority, and provided further that there shall be no indemnification of directors, officers, or employees against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association. Every person who may be indemnified under the provisions of this paragraph and who has been wholly successful on the merits with respect to any Claim shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification under this paragraph shall be at the sole discretion of the Board of Directors and shall be made only if the Board of Directors or the Executive Committee acting by a quorum consisting of Directors who are not parties to such Claim shall find or if independent legal counsel (who may be the regular counsel of the Association) selected by the Board of Directors or Executive Committee whether or not a disinterested quorum exists shall render their opinion that in view of all of the circumstances then surrounding the Claim, such indemnification is equitable and in the best interests of the Association. Among the circumstances to be taken into consideration in arriving at such a finding or opinion is the existence or non-existence of a contract of insurance or indemnity under which the Association would be wholly or partially reimbursed for such indemnification, but the existence or non-existence of such insurance is not the sole circumstance to be considered nor shall it be wholly determinative of whether such indemnification shall be made. In addition to such finding or opinion, no indemnification under this paragraph shall be made unless the Board of Directors or the Executive Committee acting by a quorum consisting of Directors who are not parties to such Claim shall find or if independent legal counsel (who may be the regular counsel of the Association) selected by the Board of Directors or Executive Committee whether or not a disinterested quorum exists shall render their opinion that the Director, officer or employee acted in good faith in what he reasonably believed to be the best interests of the Association or such other corporation and further in the case of any criminal action or proceeding, that the Director, officer or employee reasonably believed his conduct to be lawful. Determination of any Claim by judgment adverse to a Director, officer or employee by settlement with or without Court approval or conviction upon a plea of guilty or of nolocontendere or its equivalent shall not create a presumption that a Director, officer or employee failed to meet the standards of conduct set forth in this paragraph. Expenses incurred with respect to any Claim may be advanced by the Association prior to the final disposition thereof upon receipt of an undertaking satisfactory to the Association by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification under this paragraph. The rights of indemnification provided in this paragraph shall be in addition to any rights to which any Director, officer or employee may otherwise be entitled by contract or as a matter of law. Every person who shall act as a Director, officer or employee of this Association shall be conclusively presumed to be doing so in reliance upon the right of indemnification provided for in this paragraph.

      ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.





As amended September 13, 1991 -- Article Tenth (Indemnification)


SEC332

                                   Exhibit 4

                                    BY-LAWS
                                       OF
                    BANK ONE, COLUMBUS, NATIONAL ASSOCIATION

                                   ARTICLE I
                            MEETING OF SHAREHOLDERS


SECTION 1.01. ANNUAL MEETING. The regular annual meeting of the Shareholders of the Bank for the election of Directors and for the transaction of such business as may properly come before the meeting shall be held at its main banking house, or other convenient place duly authorized by the Board of Directors, on the third Monday of January of each year, or on the next succeeding banking day, if the day fixed falls on a legal holiday. If from any cause, an election of directors is not made on the day fixed for the regular meeting of shareholders or, in the event of a legal holiday, on the next succeeding banking day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting. Notice of such annual meeting shall be given by or under the direction of the Secretary or such other officer as may be designated by the Chief Executive Officer by first-class mail, postage prepaid, to all shareholders of record of the Bank at their respective addresses as shown upon the books of the Bank mailed not less than ten days prior to the date fixed for such meeting.

SECTION 1.02. SPECIAL MEETINGS. A special meeting of the shareholders of this Bank may be called at any time by the Board of

Directors or by any three or more shareholders owning, in the aggregate, not less than ten percent of the stock of this Bank. The notice of any special meeting of the shareholders called by the Board of Directors, stating the time, place and purpose of the meeting, shall be given by or under the direction of the Secretary, or such other officer as is designated by the Chief Executive Officer, by first-class mail, postage prepaid, to all shareholders of record of the Bank at their respective addresses as shown upon the books of the Bank, mailed not less than ten days prior to the date fixed for such meeting.
         Any special meeting of shareholders shall be conducted and its proceedings recorded in the manner prescribed in these By-Laws for annual meetings of shareholders.

SECTION 1.03. SECRETARY OF SHAREHOLDERS' MEETING. The Board of Directors may designate a person to be the Secretary of the meetings of shareholders. In the absence of a presiding officer, as designated in these By-Laws, the Board of Directors may designate a person to act as the presiding officer. In the event the Board of Directors fails to designate a person to preside at a meeting of shareholders and a Secretary of such meeting, the shareholders present or represented shall elect a person to preside and a person to serve as Secretary of the meeting.

         The Secretary of the meetings of shareholders shall cause the returns made by the judges and election and other proceedings to be recorded in the minute book of the Bank. The presiding officer shall notify the directors-elect of their election and to meet forthwith for the organization of the new board.

         The minutes of the meeting shall be signed by the presiding officer and the Secretary designated for the meeting.

SECTION 1.04. JUDGES OF ELECTION. The Board of Directors may appoint as many as three shareholders to be judges of the election, who shall hold and conduct the same, and who shall, after the election has been held, notify, in writing over their signatures, the secretary of the shareholders' meeting of the result thereof and the names of the Directors elected; provided, however, that upon failure for any reason of any judge or judges of election, so appointed by the directors, to serve, the presiding officer of the meeting shall appoint other shareholders or their proxies to fill the vacancies. The judges of election at the request of the chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall notify, in writing over their signatures, the secretary of the Board of Directors of the result thereof.

SECTION 1.05. PROXIES. In all elections of Directors, each shareholder of record, who is qualified to vote under the provisions of Federal Law, shall have the right to vote the number of shares of record in his name for as many persons as there are Directors to be elected, or to cumulate such shares as provided by Federal Law. In deciding all other questions at meetings of shareholders, each shareholder shall be entitled to one vote on each share of stock of record in his name. Shareholders may vote by proxy duly authorized in writing. All proxies used at the annual meeting shall be secured for that meeting only, or any adjournment thereof, and shall be dated, and if not dated by the shareholder, shall be dated as of the date of receipt thereof. No officer or employee of this Bank may act as proxy.

SECTION 1.06. QUORUM. Holders of record of a majority of the shares of the capital stock of the Bank, eligible to be voted, present either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders, but shareholders present at any meeting and consti- tuting less than a quorum may, without further notice, adjourn the meeting from time to time until a quorum is obtained. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                   ARTICLE II
                                   DIRECTORS

SECTION 2.01. MANAGEMENT OF THE BANK. The business of the Bank shall be managed by the Board of Directors. Each director of the Bank shall be the beneficial owner of a substantial number of shares of BANC ONE CORPORATION and shall be employed either in the position of Chief Executive Officer or active leadership within his or her business, professional or community interest which shall be located within the geographic area in which the Bank operates, or as an executive officer of the Bank. A director shall not be eligible for nomination and re-election as a director of the Bank if such person's executive or leadership position within his or her business, professional or community interests which qualifies such person as a director of Bank terminates. The age of 70 is the mandatory retirement age as a director of the Bank. When a person's eligibility as director of the Bank terminates, whether because of change in share ownership, position, residency or age, within 30 days after such termination, such person shall submit his resignation as a director to be effective at the pleasure of the Board provided, however, that in no event shall such person be nominated or elected as a director. Provided, however, following a person's retirement or resignation as a director because of the age limitations herein set forth with respect to election or re-election as a director, such person may, in special or unusual circumstances, and at the discretion of the Board, be elected by the directors as a Director Emeritus of the Bank for a limited period of time. A Director Emeritus shall have the right to participate in board meetings but shall be without the power to vote and shall be subject to re-election by the Board at its organizational meeting following the Bank's annual meeting of shareholders.

SECTION 2.02. QUALIFICATIONS. Each director shall have the qualification prescribed by law. No person elected a director may exercise any of the powers of his office until he has taken the oath of such office.

SECTION 2.03. TERM OF OFFICE/VACANCIES. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to his prior death, resignation, or removal from office. Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Bank until such vacancy is filled by the remaining directors, and any director so appointed shall hold office for the unexpired term of his or her successor. Notwithstanding the foregoing, each director shall hold office and serve at the pleasure of the Board.

SECTION 2.04. ORGANIZATION MEETING. The directors elected by the share-holders shall meet for organization of the new board at the time fixed by the presiding officer of the annual meeting. If at the time fixed for such meeting there is no quorum present, the Directors in attendance may adjourn from time to time until a quorum is obtained. A majority of the number of Directors elected by the shareholders shall constitute a quorum for the transaction of business.

SECTION 2.05. REGULAR MEETINGS. The regular meetings of the Board of Directors shall be held on the third Monday of each calendar month excluding March and July, which meeting will be held at 4:00 p.m. When any regular meeting of the Board falls on a holiday, the meeting shall be held on such other day as the Board may previously designate or should the Board fail to so designate, on such day as the Chairman of the Board of President may fix. Whenever a quorum is not present, the directors in attendance shall adjourn the meeting to a time not later than the date fixed by the Bylaws for the next succeeding regular meeting of the Board.

SECTION 2.06. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held at the call of the Chairman of the Board or President, or at the request of two or more Directors. Any special meeting may be held at such place in Franklin County, Ohio, and at such time as may be fixed in the call. Written or oral notice shall be given to each Director not later than the day next preceding the day on which special meeting is to be held, which notice may be waived in writing. The presence of a Director at any meeting of the Board shall be deemed a waiver of notice thereof by him. Whenever a quorum is not present the Directors in attendance shall adjourn the special meeting from day to day until a quorum is obtained.

SECTION 2.07. QUORUM. A majority of the Directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time-to-time, and the meeting may be held, as adjourned, without further notice. When, however, less than a quorum as herein defined, but at least one-third and not less than two of the authorized number of Directors are present at a meeting of the Directors, business of the Bank may be transacted and matters before the Board approved or disapproved by the unanimous vote of the Directors present.

SECTION 2.08. COMPENSATION. Each member of the Board of Directors shall receive such fees for, and transportation expenses incident to, attendance at Board and Board Committee Meetings and such fees for service as a Director irrespective of meeting attendance as from time to time are fixed by resolution of the Board; provided, however, that payment hereunder shall not be made to a Director for meetings attended and/or Board service which are not for the Bank's sole benefit and which are concurrent and duplicative with meetings attended or board service for an affiliate of the Bank for which the Director receives payment; and provided further, that payment hereunder shall not be made in the case of any Director in the regular employment of the Bank or of one of its affiliates.

SECTION 2.09. EXECUTIVE COMMITTEE. There shall be a standing committee of the Board of Directors known as the Executive Committee which shall possess and exercise, when the Board is not in session, all powers of the Board that may lawfully be delegated. The Executive Committee shall also exercise the powers of the Board of Directors in accordance with the Provisions of the "Employees Retirement Plan" and the "Agreement and Declaration of Trust" as the same now exist or may be amended hereafter. The Executive Committee shall consist of not fewer than four board members, including the Chairman of the Board and President of the Bank, one of whom, as hereinafter required by these By-laws, shall be the Chief Executive Officer. The other members of the Committee shall be appointed by the Chairman of the Board or by the President, with the approval of the Board and shall continue as members of the Executive Committee until their successors are appointed, provided, however, that any member of the Executive Committee may be removed by the Board upon a majority vote thereof at any regular or special meeting of the Board. The Chairman or President shall fill any vacancy in the Committee by the appointment of another Director, subject to the approval of the Board of Directors. The regular meetings of the Executive Committee shall be held on a regular basis as scheduled by the Board of Directors. Special meetings of the Executive Committee shall be held at the call of the Chairman or President or any two members thereof at such time or times as may be designated. In the event of the absence of any member or members of the Committee, the presiding member may appoint a member or members of the Board to fill the place or places of such absent member or members to serve during such absence. Not fewer than three members of the Committee must be present at any meeting of the Executive Committee to constitute a quorum, provided, however that with regard to any matters on which the Executive Committee shall vote, a majority of the Committee members present at the meeting at which a vote is to be taken shall not be officers of the Bank and, provided further, that if, at any meeting at which the Chairman of the Board and President are both present, Committee members who are not officers are not in the majority, then the Chairman of the Board or President, which ever of such officers is not also the Chief Executive Officer, shall not be eligible to vote at such meeting and shall not be recognized for purposes of determining if a quorum is present at such meeting. When neither the Chairman of the Board nor President are present, the Committee shall appoint a presiding officer.
The Executive Committee shall keep a record of its proceedings and report its proceedings and the action taken by it to the Board of Directors.

SECTION 2.10  COMMUNITY REINVESTMENT ACT AND COMPLIANCE POLICY COMMITTEE.
There shall be a standing committee of the Board of Directors known as the Community Reinvestment Act and Compliance Policy Committee the duties of which shall be, at least once in each calendar year, to review, develop and recommend policies and programs related to the Bank's Community Reinvestment Act Compliance and regulatory compliance with all existing statutes, rules and regulations affecting the Bank under state and federal law. Such Committee shall provide and promptly make a full report of such review of current Bank policies with regard to Community Reinvestment Act and regulatory compliance in writing to the Board, with recommendations, if any, which may be necessary to correct any unsatisfactory conditions. Such Committee may, in its discretion, in fulfilling its duties, utilize the Community Reinvestment Act officers of the Bank, Banc One Ohio Corporation and Banc One Corporation and may engage outside Community Reinvestment Act experts, as approved by the Board, to review, develop and recommend policies and programs as herein required. The Community Reinvestment Act and regulatory compliance policies and procedures established and the recommendations made shall be consistent with, and shall supplement, the Community Reinvestment Act and regulatory compliance programs, policies and procedures of Banc One Corporation and Banc One Ohio Corporation. The Community Reinvestment Act and Compliance Policy Committee shall consist of not fewer than four board members, one of whom shall be the Chief Executive Officer and a majority of whom are not officers of the Bank. Not fewer than three members of the Committee, a majority of whom are not officers of the Bank, must be present to constitute a quorum. The Chairman of the Board or President of the Bank, whichever is not the Chief Executive Officer, shall be an ex officio member of the Community Reinvestment Act and Compliance Policy Committee. The Community Reinvestment Act and Compliance Policy Committee, whose chairman shall be appointed by the Board, shall keep a record of its proceedings and report its proceedings and the action taken by it to the Board of Directors.
SECTION 2.11. TRUST COMMITTEES. There shall be two standing Committees known as the Trust Management Committee and the Trust Examination Committee appointed as hereinafter provided.

SECTION 2.12. OTHER COMMITTEES. The Board of Directors may appoint such special committees from time to time as are in its judgment necessary in the interest of the Bank.

                                  ARTICLE III
                    OFFICERS, MANAGEMENT STAFF AND EMPLOYEES

SECTION 3.01.  OFFICERS AND MANAGEMENT STAFF.

         (a) The officers of the Bank shall include a President, Secretary and Security Officer and may include a Chairman of the Board, one or more Vice Chairmen, one or more Vice Presidents (which may include one or more Executive Vice Presidents and/or Senior Vice Presidents) and one or more Assistant Secretaries, all of whom shall be elected by the Board. All other officers may be elected by the Board or appointed in writing by the Chief Executive Officer. The salaries of all officers elected by the Board shall be fixed by the Board. The Board from time-to-time shall designate the President or Chairman of the Board to serve as the Bank's Chief Executive Officer.

         (b) The Chairman of the Board, if any, and the President shall be elected by the Board from their own number. The President and Chairman of the Board shall be re-elected by the Board annually at the organizational meeting of the Board of Directors following the Annual Meeting of Shareholders. Such officers as the Board shall elect from their own number shall hold office from the date of their election as officers until the organization meeting of the Board of Directors following the next Annual Meeting of Shareholders, provided, however, that such officers may be relieved of their duties at any time by action of the Board in which event all the powers incident to their office shall immediately terminate.
         (c) Except as provided in the case of the elected officers who are members of the Board, all officers, whether elected or appointed, shall hold office at the pleasure of the Board. Except as otherwise limited by law or these By-laws, the Board assigns to Chief Executive Officer and/or his designees the authority to appoint and dismiss any elected or appointed officer or other member of the Bank's management staff and other employees of the Bank, as the person in charge of and responsible for any branch office, department, section, operation, function, assignment or duty in the Bank.

         (d) The management staff of the Bank shall include officers elected by the Board, officers appointed by the Chief Executive Officer, and such other persons in the employment of the Bank who, pursuant to written appointment and authorization by a duly authorized officer of the Bank, perform management functions and have management responsi-bilities. Any two or more offices may be held by the same person except that no person shall hold the office of Chairman of the Board and/or President and at the same time also hold the office of Secretary.

         (e) The Chief Executive Officer of the Bank and any other officer of the Bank, to the extent that such officer is authorized in writing by the Chief Executive Officer, may appoint persons other than officers who are in the employment of the Bank to serve in management positions and in connection therewith, the appointing officer may assign such title, salary, responsibilities and functions as are deemed appropriate by him, provided, however, that nothing contained herein shall be construed as placing any limitation on the authority of the Chief Executive Officer as provided in this and other sections of these By-Laws.

SECTION 3.02. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Bank shall have general and active management of the business of the Bank and shall see that all orders and resolutions of the Board of Directors are carried into effect. Except as otherwise prescribed or limited by these By-Laws, the Chief Executive Officer shall have full right, authority and power to control all personnel, including elected and appointed officers, of the Bank, to employ or direct the employment of such personnel and officers as he may deem necessary, including the fixing of salaries and the dismissal of them at pleasure, and to define and prescribe the duties and responsibility of all Officers of the Bank, subject to such further limitations and directions as he may from time-to-time deem proper. The Chief Executive Officer shall perform all duties incident to his office and such other and further duties, as may, from time-to-time, be required of him by the Board of Directors or the shareholders. The specification of authority in these By-Laws wherever and to whomever granted shall not be construed to limit in any manner the general powers of delegation granted to the Chief Executive Officer in conducting the business of the Bank. The Chief Executive Officer or, in his absence, the Chairman of the Board or President of the Bank, as designated by the Chief Executive Officer, shall preside at all meetings of shareholders and meetings of the Board. In the absence of the Chief Executive Officer, such officer as is designated by the Chief Executive Officer shall be vested with all the powers and perform all the duties of the Chief Executive Officer as defined by these By-Laws. When designating an officer to serve in his absence, the Chief Executive Officer shall select an officer who is a member of the Board of Directors whenever such officer is available.

SECTION 3.03. POWERS OF OFFICERS AND MANAGEMENT STAFF. The Chief Executive Officer, the Chairman of the Board, the President, and those officers so designated and authorized by the Chief Executive Officer are authorized for an on behalf of the Bank, and to the extent permitted by law, to make loans and discounts; to purchase or acquire drafts, notes, stock, bonds, and other securities for investment of funds held by the Bank; to execute and purchase acceptances; to appoint, empower and direct all necessary agents and attor-neys; to sign and give any notice required to be given; to demand payment and/or to declare due for any default any debt or obligation due or payable to the Bank upon demand or authorized to be declared due; to foreclose any mort-gages, to exercise any option, privilege or election to forfeit, terminate, extend or renew any lease; to authorize and direct any proceedings for the collection of any money or for the enforcement of any right or obligation; to adjust, settle and compromise all claims of every kind and description in favor of or against the Bank, and to give receipts, releases and discharges therefor; to borrow money and in connection therewith to make, execute and deliver notes, bonds or other evidences of indebtedness; to pledge or hypothe- cate any securities or any stocks, bonds, notes or any property real or personal held or owned by the Bank, or to rediscount any notes or other obli- gations held or owned by the Bank, to employ or direct the employment of all personnel, including elected and appointed officers, and the dismissal of them at pleasure, and in furtherance of and in addition to the powers hereinabove set forth to do all such acts and to take all such proceedings as in his judgment are necessary and incidental to the operation of the Bank.

         Other persons in the employment of the Bank, including but not limited to officers and other members of the management staff, may be authorized by the Chief Executive Officer, or by an officer so designated and authorized by the chief Executive Officer, to perform the powers set forth above, subject, how-ever, to such limitations and conditions as are set forth in the authorization given to such persons.

SECTION 3.04. SECRETARY. The Secretary or such other officers as may be designated by the Chief Executive Officer shall have supervision and control of the records of the Bank and, subject to the direction of the Chief Executive Officer, shall undertake other duties and functions usually performed by a corporate secretary. Other officers may be designated by the Chief Executive Officer or the Board of Directors as Assistant Secretary to perform the duties of the Secretary.

SECTION 3.05. EXECUTION OF DOCUMENTS. The Chief Executive Officer, Chairman of the Board, President, any officer being a member of the Bank's management staff who is also a person in charge of and responsible for any department within the Bank and any other officer to the extent such officer is so designated and authorized by the Chief Executive Officer, the Chairman of the Board, the President, or any other officer who is a member of the Bank's management staff who is in charge of and responsible for any department within the Bank, are hereby authorized on behalf of the Bank to sell, assign, lease, mortgage, transfer, deliver and convey any real or personal property now or hereafter owned by or standing in the name of the Bank or its nominee, or held by this Bank as collateral security, and to execute and deliver such deeds, contracts, leases, assignments, bills of sale, transfers or other papers or documents as may be appropriate in the circumstances; to execute any loan agreement, security agreement, commitment letters and financing statements and other documents on behalf of the Bank as a lender; to execute purchase orders, documents and agreements entered into by the Bank in the ordinary course of business, relating to purchase, sale, exchange or lease of services, tangible personal property, materials and equipment for the use of the Bank; to execute powers of attorney to perform specific or general functions in the name of or on behalf of the Bank; to execute promissory notes or other instruments evidencing debt of the Bank; to execute instruments pledging or releasing securities for public funds, documents submitting public fund bids on behalf of the Bank and public fund contracts; to purchase and acquire any real or personal property including loan portfolios and to execute and deliver such agreements, contracts or other papers or documents as may be appropriate in the circumstances; to execute any indemnity and fidelity bonds, proxies or other papers or documents of like or different character necessary, desirable or incidental to the conduct of its banking business; to execute and deliver settlement agreements or other papers or documents as may be appropriate in connection with a dismissal authorized by Section 3.01(c) of these By-laws; to execute agreements, instruments, documents, contracts or other papers of like or difference character necessary, desirable or incidental to the conduct of its banking business; and to execute and deliver partial releases from and discharges or assignments of mortgages, financing statements and assignments or surrender of insurance policies, now or hereafter held by this Bank.

         The Chief Executive Officer, Chairman of the Board, President, any officer being a member of the Bank's management staff who is also a person in charge of and responsible for any department within the Bank, and any other officer of the Bank so designated and authorized by the Chief Executive Officer, Chairman of the Board, President or any officer who is a member of the Bank's management staff who is in charge of and responsible for any department within the Bank are authorized for and on behalf of the Bank to sign and issue checks, drafts, and certificates of deposit; to sign and endorse bills of exchange, to sign and countersign foreign and domestic letters of credit, to receive and receipt for payments of principal, interest, dividends, rents, fees and payments of every kind and description paid to the Bank, to sign receipts for property acquired by or entrusted to the Bank, to guarantee the genuineness of signatures on assignments of stocks, bonds or other securities, to sign certifications of checks, to endorse and deliver checks, drafts, warrants, bills, notes, certificates of deposit and acceptances in all business transactions of the Bank.

         Other persons in the employment of the Bank and of its subsidiaries, including but not limited to officers and other members of the management staff, may be authorized by the Chief Executive Officer, Chairman of the Board, President or by an officer so designated by the Chief Executive Officer, Chairman of the Board, or President to perform the acts and to execute the documents set forth above, subject, however, to such limitations and conditions as are contained in the authorization given to such person.

SECTION 3.06. PERFORMANCE BOND. All officers and employees of the Bank shall be bonded for the honest and faithful performance of their duties for such amount as may be prescribed by the Board of Directors.

                                   ARTICLE IV
                                TRUST DEPARTMENT

SECTION 4.01. TRUST DEPARTMENT. Pursuant to the fiduciary powers granted to this Bank under the provisions of Federal Law and Regulations of the Comp-troller of the Currency, there shall be maintained a separate Trust Department of the Bank, which shall be operated in the manner specified herein.

SECTION 4.02. TRUST MANAGEMENT COMMITTEE. There shall be a standing Committee known as the Trust Management Committee, consisting of at least five members, a majority of whom shall not be officers of the Bank. The Committee shall consist of the Chairman of the Board who shall be Chairman of the Com- mittee, the President, and at least three other Directors appointed by the Board of Directors and who shall continue as members of the Committee until their successors are appointed. Any vacancy in the Trust Management Committee may be filled by the Board at any regular or special meeting. In the event of the absence of any member or members, such Committee may, in its discretion, appoint members of the Board to fill the place of such absent members to serve during such absence. Three members of the Committee shall constitute a quorum. Any member of the Committee may be removed by the Board by a majority vote at any regular or special meeting of the Board. The Committee shall meet at such times as it may determine or at the call of the Chairman, or President or any two members thereof.

         The Trust Management Committee, under the general direction of the Board of Directors, shall supervise the policy of the Trust Department which shall be formulated and executed in accordance with Law, Regulations of the Comp- troller of the Currency, and sound fiduciary principles.

SECTION 4.03. TRUST EXAMINATION COMMITTEE. There shall be a standing Commit-tee known as the Trust Examination Committee, consisting of three directors appointed by the Board of Directors and who shall continue as members of the committee until their successors are appointed. Such members shall not be active officers of the Bank. Two members of the Committee shall constitute a quorum. Any member of the Committee may be removed by the Board by a majority vote at any regular or special meeting of the Board. The Committee shall meet at such times as it may determine or at the call of two members thereof.

         This Committee shall, at least once during each calendar year and within fifteen months of the last such audit, or at such other time(s) as may be required by Regulations of the Comptroller of the Currency, make suitable audits of the Trust Department or cause suitable audits to be made by auditors responsible only to the Board of Directors, and at such time shall ascertain whether the Department has been administered in accordance with Law, Regula-tions of the Comptroller of the Currency and sound fiduciary principles.

         The Committee shall promptly make a full report of such audits in writing to the Board of Directors of the Bank, together with a recommendation as to what action, if any, may be necessary to correct any unsatisfactory condition. A report of the audits together with the action taken thereon shall be noted in the Minutes of the Board of Directors and such report shall be a part of the records of this Bank.

SECTION 4.04. MANAGEMENT. The Trust Department shall be under the management and supervision of an officer of the Bank or of the trust affiliate of the Bank designated by and subject to the advice and direction of the Chief Executive Officer. Such officer having supervisory responsibility over the Trust Department shall do or cause to be done all things necessary or proper in carrying on the business of the Trust Department in accordance with provi- sions of law and applicable regulations.

SECTION 4.05. HOLDING OF PROPERTY. Property held by the Trust Department may be carried in the name of the Bank in its fiduciary capacity, in the name of Bank, or in the name of a nominee or nominees.

SECTION 4.06. TRUST INVESTMENTS. Funds held by the Bank in a fiduciary capacity awaiting investment or distribution shall not be held uninvested or undistributed any longer than is reasonable for the proper management of the account and shall be invested in accordance with the instrument establishing a fiduciary relationship and local law. Where such instrument does not specify the character or class of investments to be made and does not vest in the Bank any discretion in the matter, funds held pursuant to such instrument shall be invested in any investment which corporate fiduciaries may invest under local law.

         The investments of each account in the Trust Department shall be kept separate from the assets of the Bank, and shall be placed in the joint custody or control of not less than two of the officers or employees of the Bank or of the trust affiliate of the Bank designated for the purpose by the Trust Management Committee.

SECTION 4.07. EXECUTION OF DOCUMENTS. The Chief Executive Officer, Chairman of the Board, President, any officer of the Trust Department, and such other officers of the trust affiliate of the

Bank as are specifically designated and authorized by the Chief Executive Officer, the President, or the officer in charge of the Trust Department, are hereby authorized, on behalf of this Bank, to sell, assign, lease, mortgage, transfer, deliver and convey any real property or personal property and to purchase and acquire any real or personal property and to execute and deliver such agreements, contracts, or other papers and documents as may be appropriate in the circumstances for property now or hereafter owned by or standing in the name of this Bank, or its nominee, in any fiduciary capacity, or in the name of any principal for whom this Bank may now or hereafter be acting under a power of attorney, or as agent and to execute and deliver partial releases from any discharges or assignments or mortgages and assignments or surrender of insurance policies, to execute and deliver deeds, contracts, leases, assignments, bills of sale, transfers or such other papers or documents as may be appropriate in the circumstances for property now or hereafter held by this Bank in any fiduciary capacity or owned by any principal for whom this Bank may now or hereafter be acting under a power of attorney or as agent; to execute and deliver settlement agreements or other papers or documents as may be appropriate in connection with a dismissal authorized by Section 3.01(c) of these By-laws; provided that the signature of any such person shall be attested in each case by any officer of the Trust Department or by any other person who is specifically authorized by the Chief Executive Officer, the President or the officer in charge of the Trust Department.

         The Chief Executive Officer, Chairman of the Board, President, any officer of the Trust Department and such other officers of the trust affiliate of the Bank as are specifically designated and authorized by the Chief Executive Officer, the President, or the officer in charge of the Trust Department, or any other person or corporation as is specifically authorized by the Chief Executive Officer, the President or the officer in charge of the Trust Department, are hereby authorized on behalf of this Bank, to sign any and all pleadings and papers in probate and other court proceedings, to execute any indemnity and fidelity bonds, trust agreements, proxies or other papers or documents of like or different character necessary, desirable or incidental to the appointment of the Bank in any fiduciary capacity and the conduct of its business in any fiduciary capacity; also to foreclose any mortgage, to execute and deliver receipts for payments of principal, interest, dividends, rents, fees and payments of every kind and description paid to the Bank; to sign receipts for property acquired or entrusted to the Bank; also to sign stock or bond certificates on behalf of this Bank in any fiduciary capacity and on behalf of this Bank as transfer agent or registrar; to guarantee the genuineness of signatures on assignments of stocks, bonds or other securities, and to authenticate bonds, debentures, land or lease trust certificates or other forms of security issued pursuant to any indenture under which this Bank now or hereafter is acting as Trustee. Any such person, as well as such other persons as are specifically authorized by the Chief Executive Officer or the officer in charge of the Trust Department, may sign checks, drafts and orders for the payment of money executed by the Trust Department in the course of its business.

SECTION 4.08.  VOTING OF STOCK.  The Chairman of the Board,

President, any officer of the Trust Department, any officer of the trust affiliate of the Bank and such other persons as may be specifically authorized by Resolution of the Trust Management Committee or the Board of Directors, may vote shares of stock of a corporation of record on the books of the issuing company in the name of the Bank or in the name of the Bank as fiduciary, or may grant proxies for the voting of such stock of the granting if same is permitted by the instrument under which the Bank is acting in a fiduciary capacity, or by the law applicable to such fiduciary account. In the case of shares of stock which are held by a nominee of the Bank, such shares may be voted by such person(s) authorized by such nominee.

                                   ARTICLE V
                         STOCKS AND STOCK CERTIFICATES

SECTION 5.01. STOCK CERTIFICATES. The shares of stock of the Bank shall be evidenced by certificates which shall bear the signature of the Chairman of the Board, the President, or a Vice President (which signature may be engraved, printed or impressed), and shall be signed manually by the Secretary, or any other officer appointed by the Chief Executive Officer for that purpose.

         In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Bank with the same effect as if such officer had not ceased to be such at the time of its issue. Each such certificate shall bear the corporate seal of the Bank, shall recite on its fact that the stock represented thereby is transferable only upon the books of the Bank properly endorsed and shall recite such other information as is required by law and deemed appropriate by the Board. The corporate seal may be facsimile engraved or printed.

SECTION 5.02. STOCK ISSUE AND TRANSFER. The shares of stock of the Bank shall be transferable only upon the stock transfer books of the Bank and except as hereinafter provided, no transfer shall be made or new certificates issued except upon the surrender for cancellation of the certificate or certificates previously issued therefor. In the case of the loss, theft, or destruction of any certificate, a new certificate may be issued in place of such certificate upon the furnishing of any affidavit setting forth the circumstances of such loss, theft, or destruction and indemnity satisfactory to the Chairman of the Board, the President, or a Vice President. The Board of Directors, or the Chief Executive Officer, may authorize the issuance of a new certificate therefor without the furnishing of indemnity. Stock Transfer Books, in which all transfers of stock shall be recorded, shall be provided.

         The stock transfer books may be closed for a reasonable period and under such conditions as the Board of Directors may at any time determine for any meeting of shareholders, the payment of dividends or any other lawful purpose. In lieu of closing the transfer books, the Board may, in its discretion, fix a record date and hour constituting a reasonable period prior to the day designated for the holding of any meeting of the shareholders or the day appointed for the payment of any dividend or for any other purpose at the time as of which shareholders entitled to notice of and to vote at any such meeting or to receive such dividend or to be treated as shareholders for such other purpose shall be determined, and only shareholders of record at such time shall be entitled to notice of or to vote at such meeting or to receive such dividends or to be treated as shareholders for such other purpose.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

SECTION 6.01. SEAL. The impression made below is an impression of the seal adopted by the Board of Directors of BANK ONE, COLUMBUS, NATIONAL ASSOCIATION. The Seal may be affixed by any officer of the Bank to any document executed by an authorized officer on behalf of the Bank, and any officer may certify any act, proceedings, record, instrument or authority of the Bank.

SECTION 6.02. BANKING HOURS. Subject to ratification by the Executive Committee, the Bank and each of its Branches shall be open for business on such days and during such hours as the Chief Executive Officer of the Bank shall, from time to time, prescribe.

SECTION 6.03. MINUTE BOOK. The organization papers of this Bank, the Articles of Association, the returns of the judges of elections, the By-Laws and any amendments thereto, the proceedings of all regular and special meetings of the shareholders and of the Board of Directors, and reports of the committees of the Board of Directors shall be recorded in the minute book of the Bank. The minutes of each such meeting shall be signed by the presiding officer and attested by the secretary of the meetings.

SECTION 6.04. AMENDMENT OF BY-LAWS. These By-Laws may be amended by vote of a majority of the Directors.

As amended January 18, 1983 - Section 2.04. (Regular Meetings).

As amended August 13, 1984 - Section 3.05 (Execution of Documents).

As amended February 18, 1991 - Section 1.01 (Annual Meeting)
                               Section 2.04 (Regular Meetings)
                               Section 2.06 (Director's Quorum)
                               Section 2.08 (Executive Committee)
                               Section 2.09 (Audit Committee)
                               Section 2.10 (Credit Policy Committee)
                               Section 2.11 (Community Reinvestment
                                 Act and Compliance Policy Committee)
                               Section 2.12 (Trust Committees)
                               Section 2.13 (Other Committees)
                               Section 3.01 (Officers and Management
                                 Staff)
                               Section 3.02 (Chief Executive Officer)
                               Section 3.03 (Powers of Officers and
                                 Management Staff
                               Section 3.04 (Secretary)
                               Section 3.05 (Execution of Documents)
                               Section 4.03 (Trust Examination
                                 Committee)
                               Sections 4.04-4.09 (Former 4.04
                                 deleted; all Sections renumbered)
                               Section 5.01 (Stock Certificates)


As amended April 15, 1991 --Section 2.09 (Audit Committee)
As amended March 16, 1992 --Section 3.01(a) (Vice Chairmen)
As amended July 16, 1992  --Section 3.05 (Execution of Documents)
                            Section 4.07 (Trust-Execution of Documents)
As amended January 19, 1993-Former Section 2.09 (Audit Committee) deleted and following Article II sections renumbered
As amended September 20, 1993-Added Section 2.01, Management of the Bank
                             -Amended Section 2.02, Term of Office/Vacancies -Amended Section 2.04, Regular Meetings -Renumbered all sections of Article II (Directors)

As amended January 18, 1994 - Former Section 2.10 (Credit Policy Committee)
                              deleted and following Article II sections renumbered

SEC333

                                   EXHIBIT 6


Securities and Exchange Commission
Washington, D.C. 20549


                                    CONSENT


The undersigned, designated to act as Trustee under the Indenture for Prime Hospitality Corp., described in the attached Statement of Eligibility and Qualification, does hereby consent that reports of examinations by Federal, State, Territorial, or District Authorities may be furnished by such authorities to the Commission upon the request of the Commission.

This Consent is given pursuant to the provision of Section 321(b) of the Trust Indenture Act of 1939, as amended.



                                                   Bank One, Columbus, NA

Dated:   March 16, 1993                            By:  /S/ STEPHEN W. BOUGHTON
                                                      ---------------------------
                                                     Stephen W. Boughton
                                                     Authorized Signer

                                                                       EXHIBIT 7

                                                                           Board of Governors of the Federal Reserve System
                                                                           OMB Number:  7100-0036
                                                                           Federal Deposit Insurance Corporation
                                                                           OMB Number:  3064-0052
                                                                           Office of the Comptroller of the Currency
                                                                           OMB Number:  1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL                         Expires February 28, 1995


                                                                           Please refer to page i,         1
LOGO                                                                       Table of Contents, for
                                                                           the required disclosure
                                                                           of estimated burden.

______________________________________________________________________________
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES  AND FOREIGN OFFICES
- -- FFIEC 031

                                                                    (931231)
                                                                    --------
REPORT AT THE CLOSE OF BUSINESS DECEMBER 31, 1993                    (RCRI 9999)

This report is required by law:  12 U.S.C. Section 324              This report form is to be filed by banks with branches
(State member banks); 12 U.S.C. Section 1817 (State                 and consolidated subsidiaries in U.S. territories and
nonmember banks); and 12 U.S.C. Section 161 (National               possessions, Edge or Agreement subsidiaries, foreign branches,
banks).                                                             consolidated foreign subsidiaries, or International Banking
                                                                    Facilities.

____________________________________________________________________________________________________________________________________
NOTE:  The Reports of Condition and Income must be signed           The Reports of Condition and Income are to be prepared in
by an authorized officer and the Report of Condition must           accordance with Federal regulatory authority instructions.
be attested to by not less than two directors (trustees)            NOTE:  These instructions may in some cases differ from
for State nonmember banks and three directors for State             generally accepted accounting principles.
member and National banks.
                                                                    We, the undersigned directors (trustees), attest to the
I,  Elizabeth G. Gilliland, Assistant Vice-President                correctness of this Report of Condition (including the
- ----------------------------------------------------                supporting schedules) and declare that it has been examined
Name and Title of Officer Authorized to Sign Report                 by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the
of the named bank do hereby declare that these Reports of           appropriate Federal regulatory authority and is true and
Condition and Income (including the supporting schedules)           correct.
have been prepared in conformance with the instructions
issued by the appropriate Federal regulatory authority and
are true to the best of my knowledge and belief.                    /s/  Michael J. McMennamin
                                                                    ----------------------------------------------------
                                                                    Director (Trustee)

                                                                    /s/  William M. Bennett
/s/  Elizabeth G. Gilliland                                         ----------------------------------------------------
- ----------------------------------------------------                Director (Trustee)
Signature of Officer Authorized to Sign Report
                                                                    /s/ Robert G. Davis
July 27, 1993                                                       ----------------------------------------------------
- ----------------------------------------------------                Director (Trustee)
Date of Signature                                                       Michael J. McMennamin
                                                                        William M. Bennett
                                                                        Robert G. Davis

FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANKS:  Return the original and one copy to            NATIONAL BANKS:  Return the original only in the special
the appropriate Federal Reserve District Bank.                      return address envelope provided.  If express mail is used in lieu of the special return address envelope, return the
STATE NONMEMBER BANKS:  Return the original only in the             original only to the FDIC, c/o Quality Data Systems, 2139
special return address envelope provided.  If express mail          Espey Court, Crofton, MD  21114.
is used in lieu of the special return address envelope,
return the original only to the FDIC, c/o Quality Data
Systems, 2139 Espey Court, Crofton, MD 21114.
____________________________________________________________________________________________________________________________________

FDIC Certificate Number   | | | | | |                       CALL NO. 186      31     12-31-93
                          -----------
                          (RCRI 9050)                               CERT: 06559    00080 STBK 369-1580
                                                            BANK ONE, COLUMBUS, NATIONAL ASSOCIATION
                                                            100 EAST BROAD STREET
                                                            COLUMBUS, OH  43271

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

                                                                                                                              Page i
Consolidated Reports of Condition and Income for                                                                                2
A Bank With Domestic and Foreign Offices

__________________________________________________________________________________________________________________________
TABLE OF CONTENTS

SIGNATURE PAGE                                        Cover         REPORT OF CONDITION

REPORT OF INCOME                                                    Schedule RC--Balance Sheet  . . . . . . . . . . . .  RC-1,2

Schedule RI--Income Statement . . . . . . . . . .  RI-1,2,3         Schedule RC-A--Cash and Balances Due From
                                                                      Depository Institutions   . . . . . . . . . . . . .  RC-3
Schedule RI-A--Changes in Equity Capital  . . . . . .  RI-3
                                                                    Schedule RC-B--Securities . . . . . . . . . . . . .  RC-4,5
Schedule RI-B--Charge-offs and Recoveries and
  Changes in Allowance for Loan and Lease                           Schedule RC-C--Loans and Lease Financing
  Losses  . . . . . . . . . . . . . . . . . . . . .  RI-4,5           Receivables:
                                                                        Part I. Loans and Leases  . . . . . . . . . . .  RC-6,7
Schedule RI-C--Applicable Income Taxes by                               Part II. Loans to Small Businesses and
  Taxing Authority  . . . . . . . . . . . . . . . . .  RI-5               Small Farms (included in the forms for
  Schedule RI-D--Income from International                                June 30 only) . . . . . . . . . . . . . . .  RC-7a,7b
  Operations  . . . . . . . . . . . . . . . . . . . .  RI-6

Schedule RI-E--Explanations . . . . . . . . . . . .  RI-7,8         Schedule RC-D--Assets Held in Trading Accounts in Domestic
                                                                      Offices Only (to be completed only by banks with $1 billion or more in total assets)  . . . . . . . . . . . . .  RC-8

                                                                    Schedule RC-E--Deposit Liabilities  . . . . . . . . RC-9,10

                                                                    Schedule RC-F--Other Assets . . . . . . . . . . . . . RC-11

                                                                    Schedule RC-G--Other Liabilities  . . . . . . . . . . RC-11

                                                                    Schedule RC-H--Selected Balance Sheet
                                                                      Items for Domestic Offices  . . . . . . . . . . . . RC-12

                                                                    Schedule RC-I--Selected Assets and
                                                                      Liabilities of IBFs . . . . . . . . . . . . . . . . RC-12

                                                                    Schedule RC-K--Quarterly Averages . . . . . . . . . . RC-13

                                                                    Schedule RC-L--Off-Balance Sheet Items  . . . . .  RC-14,15

                                                                    Schedule RC-M--Memoranda  . . . . . . . . . . . .  RC-16,17
Disclosure of Estimated Burden
                                                                    Schedule RC-N--Past Due and Nonaccrual
The estimated average burden associated with this                     Loans, Leases, and Other Assets . . . . . . . .  RC-18,19
information collection is 29.2 hours per respondent and is
estimated to vary from 14.6 to 150 hours per response,              Schedule RC-O--Other Data for Deposit
depending on individual circumstances.  Burden estimates              Insurance Assessments . . . . . . . . . . . . .  RC-19,20
include the time for reviewing instructions, gathering and
maintaining data in the required form, and completing the           Schedule RC-R--Risk-Based Capital . . . . . . . .  RC-21,22
information collection, but exclude the time for compiling
and maintaining business records in the normal course of a          Optional Narrative Statement Concerning the
respondent's activities.  Comments concerning the accuracy            Amounts Reported in the Reports of
of this burden estimate and suggestions for reducing this             Condition and Income  . . . . . . . . . . . . . . . RC-23
burden should be directed to the Office of Information and
Regulatory Affairs, Office of Management and Budget,                Special Report (to be completed by all banks)
Washington, D.C. 20503, and to one of the following:
                                                                    Schedule RC-J--Repricing Opportunities (sent only to
Secretary                                                             and to be completed only by savings banks)
Board of Governors of the Federal Reserve System
Washington, D.C.  20551

Legislative and Regulatory Analysis Division
Office of the Comptroller of the Currency
Washington, D.C.  20219

Assistant Executive Secretary
Federal Deposit Insurance Corporation
Washington, D.C.  20429

For information or assistance, national and state nonmember banks should contact the FDIC's Call Reports Analysis Unit, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC (3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.

Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                      Call Date:  12/31/93  ST-BK:  39-1580  FFIEC 031
Address:               100 EAST BROAD STREET                                                                             Page RI-1
City, State   Zip:     COLUMBUS, OH 43271-1066
FDIC Certificate No.:  |0|6|5|5|9|
                       -----------


CONSOLIDATED REPORT OF INCOME
FOR THE PERIOD JANUARY 1, 1993-DECEMBER 31, 1993

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

SCHEDULE RI--INCOME STATEMENT

                                                                                                                   I480<-
                                                                                                   RIAD Bil Mil Thou
                                                         Dollar Amounts in Thousands
___________________________________________________________________________________________________________________
1.  Interest income:                                                                               ///////////////
    a.  Interest and fee income on loans:                                                          ///////////////
       (1)    In domestic offices:
           (a) Loans secured by real estate   . . . . . . . . . . . . . . . . . . . . . . . . . .  4011     68,196    1.a.(1)(a)
           (b) Loans to depository institutions . . . . . . . . . . . . . . . . . . . . . . . . .  4019      0        1.a.(1)(b)
           (c) Loans to finance agricultural production and other loans to farmers . . . . . . . . 4024        359    1.a.(1)(c)
           (d) Commercial and industrial loans . . . . . . . . . . . . . . . . . . . . . . . . . . 4012     45,338    1.a.(1)(d)
           (e) Acceptances of other banks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4026      0        1.a.(1)(e)
           (f) Loans to individuals for household, family, and other personal expenditures:        ///////////////
               (1)   Credit cards and related plans  . . . . . . . . . . . . . . . . . . . . . . . 4054    264,670    1.a.(1)(f)(1)
               (2)   Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4055    127,754    1.a.(1)(f)(2)
           (g) Loans to foreign governments and official institutions  . . . . . . . . . . . . . . 4056          0    1.a.(1)(g)
           (h) Obligations (other than securities and leases) of states and political              ///////////////
               subdivisions in the U.S.:                                                           ///////////////
               (1)   Taxable obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4503         48    1.a.(1)(h)(1)
               (2)   Tax-exempt obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4504      2,631    1.a.(1)(h)(2)
           (i) All other loans in domestic offices . . . . . . . . . . . . . . . . . . . . . . . . 4058     24,900    1.a.(1)(i)
       (2)   In foreign offices, Edge and Agreement subsidiaries, and IBF's. . . . . . . . . . . . 4059          0    1.a.(2)
    b. Income from lease financing receivables:                                                     //////////////
       (1)     Taxable leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4505    42,590    1.b.(1)
       (2)     Tax-exempt leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4307       614    1.b.(2)
    c. Interest income on balances due from depository institutions:(1)                             //////////////
               (1)    In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4105         0    1.c.(1)
               (2)    In foreign office, Edge and Agreement subsidiaries and IBF's  . . . . . . .   4106         0    1.c.(2)
    d. Interest and dividend income on securities:                                                  //////////////
       (1)     U.S. Treasury securities and U.S. Government agency and corporation obligations  .   4027    11,858    1.d.(1)
       (2)     Securities issued by states and political subdivisions in the U.S.:                  //////////////
               (a)     Taxable securities   . . . . . . . . . . . . . . . . . . . . . . . . . . .   4506         0    1.d.(2)(a)
               (b)     Tax-exempt securities  . . . . . . . . . . . . . . . . . . . . . . . . . .   4507     7,908    1.d.(2)(b)
       (3)     Other domestic debt securities   . . . . . . . . . . . . . . . . . . . . . . . . .   3657       882    1.d.(3)
       (4)     Foreign debt securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3658       112    1.d.(4)
       (5)     Equity securities (including investments in mutual funds)    . . . . . . . . . . .   3659       221    1.d.(5)
    e. Interest income from assets held in trading accounts   . . . . . . . . . . . . . . . . . .   4069       596    1.e.



__________
(1) Includes interest income on time certificates of deposit not held in trading accounts.

Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                        Call Date: 12/31/93  ST-BK: 39-1580  FFIEC 0321
Address:               100 East Broad Street                                                                               Page RI-2
City, State   Zip:     Aolumbus, OH 13271-1066
FDIC Certificate No.:  |0|6|5|5|9|
                       -----------

SCHEDULE RI--CONTINUED

                                                                                     Year-to-date
                                                 Dollar Amounts in Thousands      RIAD Bil Mil Thou
- -----------------------------------------------------------------------------------------------------------------------------------
  1.  Interest income (continued)
      f. Interest income on federal funds sold and securities purchased             ///////////////
         under agreements to resell in domestic offices of the bank and of          //////////////
         its Edge and Agreement subsidiaries, and in IBFs . . . . . . . . .         4020     5,404    1.f.
      g. Total interest income (sum of items 1.a through 1.f) . . . . . . .         4107   604,081    1.g.

  2.  Interest expense:                                                             //////////////
      a. Interest on deposits:                                                      //////////////
         (1) Interest on deposits in domestic offices:                              //////////////
             (a) Transaction accounts (NOW accounts, ATS accounts, and              //////////////
                 telephone and preauthorized transfer accounts)   . . . . .         4508      6,175   2.a.(1)(a)
             (b) Nontransaction accounts:                                           //////////////
             (1)  Money market deposit accounts (MMDAs) . . . . . . . . . .         4509     29,111   2.a.(1)(b)(1)
             (2)  Other savings deposits  . . . . . . . . . . . . . . . . .        4511     22,647   2.a.(1)(b)(2)
             (3)  Time certificates of deposit of $100,000 or more                 4174     10,327   2.a.(1)(b)(3)
             (4)  All other time deposits . . . . . . . . . . . . . . .            4512     40,924   2.a.(1)(b)(4)
         (2) Interest on deposits in foreign offices, Edge and Agreement           //////////////
             subsidiaries, and in IBFs  . . . . . . . . . . . . . . . . . .        4172     7.756    2.a.(2)
      b. Expense of federal funds purchased and securities sold under               //////////////
         agreements to repurchase in domestic offices of the bank                   //////////////
         and of its Edge and Agreement subsidiaries, and in IBFs  . . . . .         4180     32,569   2.b.
      c. Interest on demand notes issued to the U.S. Treasury and on other          //////////////
         borrowed money   . . . . . . . . . . . . . . . . . . . . . . . . .         4185      4,266   2.c.
      d. Interest on mortgage indebtedness and obligations under                    //////////////
         capitalized leases   . . . . . . . . . . . . . . . . . . . . . . .         4072        672   2.d.
      e. Interest on subordinated notes and debentures  . . . . . . . . . .         4200     14,750   2.e.
      f. Total interest expense (sum of items 2.a through 2.e)  . . . . . .         4073    169,197   2.f.

  3.  Net interest income (item 1.g minus 2.f)  . . . . . . . . . . . . . .         //////////////    RIAD    4074    434,884   3.

  4.  Provisions:                                                                   //////////////

      a. Provision for loan and lease losses  . . . . . . . . . . . . . . .         //////////////    RIAD    4230    120,220   4.a.
      b. Provision for allocated transfer risk  . . . . . . . . . . . . . .         //////////////    RIAD    4243          0   4.b.

  5.  Noninterest income:                                                           //////////////
      a. Income from fiduciary activities   . . . . . . . . . . . . . . . .         4070      7,701   5.a.
      b. Service charges on deposit accounts in domestic offices  . . . . .         4080     25,940   5.b.
      c. Trading gains (losses) and fees from foreign exchange                      //////////////
         transactions   . . . . . . . . . . . . . . . . . . . . . . . . . .         4075      1,263   5.c.
      d. Other foreign transaction gains (losses)   . . . . . . . . . . . .         4076          0   5.d.
      e. Gains (losses) and fees from assets held in trading accounts   . .         4077          0   5.e.
      f. Other noninterest income:                                                  //////////////
         (1)  Other fee income  . . . . . . . . . . . . . . . . . . . . . .         5407    354,867   5.f.(1)
         (2)  All other noninterest income* . . . . . . . . . . . . . . . .         5408     55,381   5.f.(2)
      g. Total noninterest income (sum of items 5.a through 5.f)  . . . . .         //////////////    RIAD    4079    445,152  5.g.

  6.  Gains (losses) on securities not held in trading accounts . . . . . .         //////////////    RIAD    4091       (141) 6.

  7.  Noninterest expense:                                                          //////////////
      a. Salaries and employee benefits   . . . . . . . . . . . . . . . . .         4135     97,182   7.a.
      b. Expenses of premises and fixed assets (net of rental income)               //////////////
         (excluding salaries and employee benefits and mortgage interest) .         4217     18,517   7.b.
      c. Other noninterest expense*   . . . . . . . . . . . . . . . . . . .         4092    395,736   7.c.
      d. Total noninterest expense (sum of items 7.a through 7.c)   . . . .         //////////////    RIAD    4093    511,435  7.d.

  8.  Income (loss) before income taxes and extraordinary items and other           //////////////
      adjustments (item 3 plus or minus items 4.a, 4.b, 5.g, 6, and 7.d)  .         //////////////    RIAD    4301    248,522  8.

  9.  Applicable income taxes (on item 8) . . . . . . . . . . . . . . . . .         //////////////    RIAD    4302     82,675  9.

  10. Income (loss) before extraordinary items and other adjustments (item          //////////////
      8 minus 9)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         //////////////    RIAD    4300    165,847  10.


__________
*Describe on Schedule RI-E--Explanations.

Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                        Call Date: 12/31/93  ST-BK:  39-1580  FFIEC031
Address:               100 EAST BROAD STREET                                                                               Page RI-3
City, State   Zip:     COLUMBUS, OH  43271-1066
FDIC Certificate No.:  |0|6|5|5|9|
                       -----------

SCHEDULE RI--CONTINUED

                                                                                     Year-to-date
                                                Dollar Amounts in Thousands       RIAD Bil Mil Thou
- ------------------------------------------------------------------------------------------------------------------------------
  11. Extraordinary items and other adjustments:                                    //////////////
      a. Extraordinary items and other adjustments, gross of income                 //////////////
         taxes* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4310         0    11.a.
      b. Applicable income taxes (on item 11.a)*  . . . . . . . . . . . . .         4315         0    11.b.
      c. Extraordinary items and other adjustments, net of income taxes             //////////////
         (item 11.a minus 11.b) . . . . . . . . . . . . . . . . . . . . . .         //////////////    RIAD    4320          0  11.c.
  12. Net income (loss) (sum of items 10 and 11.c . . . . . . . . . . . . .         //////////////    RIAD    4340    165,847  12.


  Memoranda                                                                                               Year-to-date
                                                                         Dollar Amounts in Thousands  RIAD Bil Mil Thou
- ------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           <C
  1.  Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after         ///////////////
      August 7, 1986, that is not deductible for federal income tax purposes  . . . . . . . . . . .      4513        118   M.1.
  2.  Not applicable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      ///////////////
  3.  Estimated foreign tax credit included in applicable income taxes, items 9 and 11.b  above . .      4309          0   M.3.
  4.  To be completed only by banks with $1 billion or more in total assets:                             ///////////////
      Taxable equivalent adjustment to "Income (loss)before income taxes and                             ///////////////
      extraordinary items and other adjustments" (item 8 above) . . . . . . . . . . . . . . . . . .      1244      5.761   M.4.
  5.  Number of full-time equivalent employees on payroll at end of current period                       ////     Number
      (round to nearest whole number) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4150      2,752   M.5.



SCHEDULE RI-A--CHANGES IN EQUITY CAPITAL

Indicate decreases and losses in parentheses.

                                                                                                                    I483    <-

                                                                             Dollar Amounts in Thousands  RIAD Bil Mil Thou
- -------------------------------------------------------------------------------------------------------------------------------
  1.  Total equity capital originally reported in the December 31, 1992, Reports of Condition and          ///////////////
      Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3215    427,663   1.
  2.  Equity capital adjustments from amended Reports of Income, net* . . . . . . . . . . . . . . . . .    3216          0   2.
  3.  Amended balance end of previous calendar year (sum of items 1 and 2)  . . . . . . . . . . . . . .    3217    427,663   3.
  4.  Net income (loss) (must equal Schedule RI, item 12) . . . . . . . . . . . . . . . . . . . . . . .    4340    165,847   4.
  5.  Sale, conversion, acquisition, or retirement of capital stock, net  . . . . . . . . . . . . . . .    4346          0   5.
  6.  Changes incident to business combinations, net  . . . . . . . . . . . . . . . . . . . . . . . . .    4356          0   6.
  7.  LESS:  Cash dividends declared on preferred stock . . . . . . . . . . . . . . . . . . . . . . . .    4470          0   7.
  8.  LESS:  Cash dividends declared on common stock  . . . . . . . . . . . . . . . . . . . . . . . . .    4460    107,623   8.
  9.  Cumulative effect of changes in accounting principles from prior years* (see instructions for        ///////////////
      this schedule)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4411          0   9.
  10. Corrections of material accounting errors from prior years* (see instructions for this schedule)     4412          0   10.
  11. Change in net unrealized loss on marketable equity securities . . . . . . . . . . . . . . . . . .    4413          0   11.
  12. Foreign currency translation adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4414          0   12.
  13. Other transactions with parent holding company* (not included in items 5, 7, or 8 above). . . . .    4415          0   13.
  14. Total equity capital end of current period (sum of items 3 through 13) (must equal Schedule RC,      ///////////////
      item 28)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3210    485,887   14.

__________
*Describe on Schedule RI-E--Explanations.

Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                        Call Date: 12/31/93  ST-BK:  39-1580  FFIEC 031
Address:               100 EAST BROAD STREET                                                                               Page RI-4
City, State   Zip:     COLUMBUS, OH  43271-1066
FDIC Certificate No.:  |0|6|5|5|9|
                       -----------

SCHEDULE RI-B--CHARGE-OFFS AND RECOVERIES AND CHANGES IN
               ALLOWANCE FOR LOAN AND LEASE LOSSES

PART I. CHARGE-OFFS AND RECOVERIES ON LOANS AND LEASES


  Part I excludes charge-offs and recoveries through the                                                         I486     <-
  allocated transfer risk reserve.                                                   (Column A)          (Column B)
                                                                                    Charge-offs          Recoveries

                                                                                          calendar year-to-date
                                                    Dollar Amounts in Thousands  RIAD Bil Mil Thou  RIAD  Bil Mil Thou
  1.  Loans secured by real estate:                                              ////////////////   /////////////////
      a. To U.S. addressees (domicile)  . . . . . . . . . . . . . . . . . . . .  4651       1,882   4661         2,310   1.a.
      b. To non-U.S. addressees (domicile)  . . . . . . . . . . . . . . . . . .  4652           0   4662             0   1.b.
  2.  Loans to depository institutions and acceptances of other banks:           ////////////////   /////////////////
      a. To U.S. banks and other U.S. depository institutions   . . . . . . . .  4653           0   4663             0   2.a.
      b. To foreign banks   . . . . . . . . . . . . . . . . . . . . . . . . . .  4654           0   4664             0   2.b.
  3.  Loans to finance agricultural production and other loans to farmers . . .  4655           0   4665            10   3.
  4.  Commercial and industrial loans:                                           ////////////////   /////////////////
      a. To U.S. addressees (domicile)  . . . . . . . . . . . . . . . . . . . .  4645       5,135   4617         4,517   4.a.
      b. To non-U.S. addressees (domicile)  . . . . . . . . . . . . . . . . . .  4646           0   4618             0   4.b.
  5.  Loans to individuals for household, family, and other personal             ////////////////   /////////////////
      expenditures:                                                              ////////////////   /////////////////
      a. Credit cards and related plans   . . . . . . . . . . . . . . . . . . .  4656      81,185   4666        11,268   5.a.
      b. Other (includes single payment, installment, and all student loans)  .  4657      32,952   4667        16,844   5.b.
  6.  Loans to foreign governments and official institutions  . . . . . . . . .  4643           0   4627             0   6.
  7.  All other loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4644         345   4628           319   7.
  8.  Lease financing receivables:                                               ////////////////   /////////////////
      a. Of U.S. addressees (domicile)  . . . . . . . . . . . . . . . . . . . .  4658       2,571   4668           156   8.a.
      b. Of non-U.S. addressees (domicile)  . . . . . . . . . . . . . . . . . .  4659           0   4669             0   8.b.
  9.  Total (sum of items 1 through 8)  . . . . . . . . . . . . . . . . . . . .  4635     124,070   4605        35,424   9.


                                                                                   Cumulative         Cumulative
                                                                                  Charge-offs         Recoveries
                                                                                  Jan. 1, 1986       Jan. 1, 1986
  Memoranda                                                                         through             through
                                                    Dollar Amounts in Thousands  Dec. 31, 1989        Report Date
  To be completed by national banks only.                                        RIAD Bil Mil Thou  RIAD  Bil Mil Thou

  1.  Charge-offs and recoveries of Special-Category Loans, as defined for       ////////////////   /////////////////
      this Call Report by the Comptroller of the Currency . . . . . . . . . . .  ////////////////   4784           349    M.1.


                                                                                      (Column A)          (Column B)
  Memorandum items 2 and 3 are to be completed by all banks.                         Charge-offs          Recoveries
  2.  Loans to finance commercial real estate, construction, and land                      calendar year-to-date
      development activities (not secured by real estate) included in             RIAD Bil Mil Thou   RIAD Bil Mil  Thou
      Schedule RI-B, part I, items 4 and 7, above . . . . . . . . . . . . . . .   5409            0   5410             0   M.2.
  3.  Loans secured by real estate in domestic offices                            ////////////////    /////////////////
      (included in Schedule RI-B, part I, item 1 above):                          ////////////////    /////////////////
      a. Construction and land development  . . . . . . . . . . . . . . . . . .   3582            0   3583            18   M.3.a.
      b. Secured by farmland  . . . . . . . . . . . . . . . . . . . . . . . . .   3584            0   3585           748   M.3.b.
      c. Secured by 1-4 family residential properties:                            ////////////////    /////////////////
         (1)  Revolving, open-end loans secured by 1-4 family residential         ////////////////    /////////////////
              properties and extended under lines of credit . . . . . . . . . .   5411          625   5412           154   M.3.c.(1)
         (2)  All other loans secured by 1-4 family residential properties        5413          608   5414           291   M.3.c.(2)
      d. Secured by multifamily (5 or more) residential properties  . . . . . .   3588            0   3589           433   M.3.d.
      e. Secured by nonfarm nonresidential properties   . . . . . . . . . . . .   3590          649   3591           666   M.3.e.

Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                       Call Date:  12/31/93  ST-BK:  39-1580  FFIEC 031
Address:               100 EAST BROAD STREET                                                                               Page RI-5
City, State   Zip:     COLUMBUS, OH 43271-1066
FDIC Certificate No.:  |0|6|5|5|9|
                       -----------
SCHEDULE RI-B--CONTINUED

PART II.  CHANGES IN ALLOWANCE FOR LOAN AND
          LEASE LOSSES AND IN ALLOCATED TRANSFER
          RISK RESERVE


                                                                                          (Column A)          (Column B)
                                                                                        Allowance for          Allocated
                                                                                        Loan and Lease       Transfer Risk
                                                                                            Losses              Reserve

                                                    Dollar Amounts in Thousands      RIAD Bil Mil Thou  RIAD  Bil Mil Thou
  1.  Balance originally reported in the December 31, 1992, Reports of               ////////////////   /////////////////
      Condition and Income  . . . . . . . . . . . . . . . . . . . . . . . . . .      3124     136,471   3131             0   1.
  2.  Recoveries (column A must equal part I, item 9, column B above) . . . . .      4605      35,424   3132             0   2.
  3.  LESS:  Charge-offs (column A must equal part I, item 9, column A above) .      4635     124,070   3133             0   3.
  4.  Provision (column A must equal Schedule RI, item 4.a; column B must            ////////////////   /////////////////
      equal Schedule RI, item 4.b)  . . . . . . . . . . . . . . . . . . . . . .      4230     120,220   4243             0   4.
  5.  Adjustments* (see instructions for this schedule) . . . . . . . . . . . .      4815           0   3134             0   5.
  6.  Balance end of current period (sum of items 1 through 5) (column A must        ////////////////   /////////////////
      equal Schedule RC, item 4.b; column B must equal Schedule RC,                  ////////////////   /////////////////
      item 4.c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3123     168,045   3128             0   6.

__________
*Describe on Schedule RI-E--Explanations.

SCHEDULE RI-C--APPLICABLE INCOME TAXES BY TAXING AUTHORITY

Schedule RI-C is to be reported with the December Report of Income.


                                                                                                                      I489     <-

                                                                           Dollar Amounts in Thousands   RIAD Bil Mil Thou
  1.  Federal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4780       81,736   1.
  2.  State and local . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4790          939   2.
  3.  Foreign . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4795            0   3.
  4.  Total (sum of items 1 through 3) (must equal sum of Schedule RI, items 9 and 11.b)  . . . . . .    4770       82,675   4.
  5.  Deferred portion of item 4  . . . . . . . . . . . . . . . . . . . . . . RIAD     4772    13,174    ////////////////    5.

Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                       Call Date:  12/31/93  ST-BK:  39-1580  FFIEC 031
Address:               100 East Broad Street                                                                               Page RI-6
City, State  Zip:      Columbus, OH  43271-1066
FDIC Certificate No.:  |0|6|5|5|9|
                       -----------

Schedule RI-D--INCOME FROM INTERNATIONAL OPERATIONS

For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

Part I. ESTIMATED INCOME FROM INTERNATIONAL OPERATIONS

                                                                                                               I492        <-
                                                                                                            Year-to-date
                                                                Dollar Amounts in Thousands          RIAD   Bil Mil Thou
1. Interest income and expense booked at foreign offices, Edge and Agreement subsidiaries,           ///////////////////
   and IBF's:                                                                                        ///////////////////
   a. Interest income booked ...................................................................     4837            N/A   1.a.
   b. Interest expense booked ..................................................................     4838            N/A   1.b.
   c. Net interest income booked at foreign offices, Edge and Agreement subsidiaries, and IBFs       ///////////////////
      (item 1.a. minus 1.b.) ...................................................................     4839            N/A   1.c.
2. Adjustments for booking location of international operations:                                     ///////////////////
   a. Net interest income attributable to intenational operations booked at domestic offices....     4840            N/A   2.a.
   b. Net interest income attributable to domestic business booked at foreign offices ..........     4841            N/A   2.b.
   c. Net booking location adjustment (item 2.a minus 2.b) .....................................     4842            N/A   2.c.
3. Noninterest income and expense attributable to international operations:                          ///////////////////
   a. Noninterest income attributable to international operations ..............................     4097            N/A   3.a.
   b. Provision for loan and lease losses attributable to international operations..............     4235            N/A   3.b.
   c. Other noninterest expense attributable to international operations .......................     4239            N/A   3.c.
   d. Net noninterest income (expense) attributable to international operations (item 3.a            ///////////////////
      minus 3.b and 3.c) .......................................................................     4843            N/A   3.d.
4. Estimated pretax income attributable to international operations before capital allocation        ///////////////////
   adjustment (sum of items 1.c, 2.c, and 3.d) .................................................     4844            N/A   4.
5. Adjustment to pretax income for internal allocations to international operations to reflect       ///////////////////
   the effects of equity capital on overall bank funding costs .................................     4845            N/A   5.
6. Estimated pretax income attributable to international operations after capital allocations        ///////////////////
   ajustment (sum of itmes 4 and 5) ............................................................     4846            N/A   6.
7. Income taxes attributable to income from international operations as estimated in item 6.....     4797            N/A   7.
8. Estimated net income attributable to international operations (item 6 minus 7)...............     4341            N/A   8.

Memoranda
                                                                Dollar Amounts in Thousands          RIAD   Bil Mil Thou
1. Intracompany interest income included in item 1.a above .....................................     4847            N/A   M.1.
2. Intracompany interest expense included in item 1.b above ....................................     4848            N/A   M.2.

Part II. Supplemmentary Details on Income from International Operations Required by the Departments of Commerce and Treasury for Purposes of the U.S. International Accounts and the U.S. National Income and Product Accounts

                                                                                                            Year-to-date
                                                                Dollar Amounts in Thousands          RIAD   Bil Mil Thou
1. Interest income booked at IBFs ..............................................................     4849            N/A   1.
2. Interest expense booked at IBFs .............................................................     4850            N/A   2.
3. Noninterest income attributable to international operations booked at domestic offices            ///////////////////
   (excluding IBFs):                                                                                 ///////////////////
   a. Gains (losses) and extraordinary items ...................................................     5491            N/A   3.a
   b. Fees and other noninterest income ........................................................     5492            N/A   3.b
4. Provision for loan and lease losses attributable to international operations booked at            ///////////////////
   domestic offices (excluding IBFs) ...........................................................     4852            N/A   4.
5. Other noninterest expense attributable to international operations booked at domestic offices     ///////////////////
   (excluding IBFs) ............................................................................     4853            N/A   5.

Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                        Call Date: 12/31/93  ST-BK:  39-1580  FFIEC 031
Address:               100 EAST BROAD STREET                                                                               Page RI-7
City, State   Zip:     COLUMBUS, OH 43271-1066
FDIC Certificate No.:  |0|6|5|5|9|
                       -----------

SCHEDULE RI-E--EXPLANATIONS

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

                                                                                                              I495     <-
                                                                                                     Year-to-date

                                                                Dollar Amounts in Thousands        RIAD Bil Mil Thou
  1.  All other noninterest income (from Schedule RI, item 5.f.(2))                                ////////////////
      Report amounts that exceed 10% of Schedule RI, item 5.f.(2):                                 ////////////////
      a. Net gains on other real estate owned   . . . . . . . . . . . . . . . . . . . . . .        5415            0   1.a.
      b. Net gains on sales of loans  . . . . . . . . . . . . . . . . . . . . . . . . . . .        5416            0   1.b.
      c. Net gains on sales of premises and fixed assets  . . . . . . . . . . . . . . . . .        5417            0   1.c.
      Itemize and describe the three largest other amounts that exceed 10% of                      ////////////////
      Schedule RI, item 5.f.(2):                                                                   ////////////////
     d.      TEXT  4461      Card Processing Income                                                4461       44,067   1.d.
     e.      TEXT  4462                                                                            4462                1.e.
     f.      TEXT  4463                                                                            4463                1.f.


2.  Other noninterest expense (from Schedule RI, item 7.c):                                            ////////////////
    a. Amortization expense of intangible assets  . . . . . . . . . . . . . . . . . . . . . . . . . .  4531       5,769   2.a.
    Report amounts that exceed 10% of Schedule RI, item 7.c:                                           ////////////////
    b. Net losses on other real estate owned  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5418           0   2.b.
    c. Net losses on sales of loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5419           0   2.c.
    d. Net losses on sales of premises and fixed assets   . . . . . . . . . . . . . . . . . . . . . .  5420           0   2.d.
    Itemize and describe the three largest other amounts that exceed 10% of Schedule RI, item 7.c:     ////////////////
  e.    TEXT 4464   Card Processing Expense                                                            4464      66,613   2.e.
  f.    TEXT 4467   Affiliate Revenue Shareing                                                         4467      60,616   2.f.
  g.    TEXT 4468                                                                                      4468               2.g.
3.  Extraordinary items and other adjustments (from Schedule RI, item 11.a) and applicable income tax  ////////////////
    effect (from Schedule RI, item 11.b) (itemize and describe all extraordinary items and other       ////////////////
    adjustments):                                                                                      ////////////////
  a.   (1)    TEXT 6440 Effect of adopting FASB statement No. 109, "Accounting for Income Taxes"       6440           0   3.a.(1)
       (2)     Applicable income tax effect                                      RIAD 4486             ////////////////   3.a.(2)
  b.   (1)    TEXT 4487                                                                                4487               3.b.(1)
       (2)     Applicable income tax effect                                      RIAD 4488             ////////////////   3.b.(2)
  c.   (1)    TEXT 4489                                                                                4489               3.c.(1)
       (2)     Applicable income tax effect                                      RIAD 4491             ////////////////   3.c.(2)
4.  Equity capital adjustments from amended Reports of Income (from Schedule RI-A, item 2) (itemize    ////////////////
    and describe all adjustments):                                                                     ////////////////
  a.    TEXT 4492                                                                                      4492               4.a.
  b.    TEXT 4493                                                                                      4493               4.b.
5.  Cumulative effect of changes in accounting principles from prior years (from Schedule RI-A,        ////////////////
    item 9) (itemize and describe all changes in accounting principles):                               ////////////////
  a.    TEXT 4494                                                                                      4494               5.a.
  b.    TEXT 4495                                                                                      4495               5.b.
6.  Corrections of material accounting errors from prior years (from Schedule RI-A, item 10) (itemize  ////////////////
    and describe all corrections):                                                                     ////////////////
  a.    TEXT 4496                                                                                      4496               6.a.
  b.    TEXT 4497                                                                                      4497               6.b.


Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                        Call Date: 12/31/93  ST-BK:  39-1580  FFIEC 031
Address:               100 EAST BROAD STREET                                                                               Page RI-8
City, State   Zip:     COLUMBUS, OH 43271-1066
FDIC Certificate No.:  |0|6|5|5|9|
                       -----------

SCHEDULE RI-E--CONTINUED

7.  Other transactions with parent holding company (from Schedule RI-A, item 13) (itemize and          ////////////////
    describe all such transactions):                                                                   ////////////////
  a.    TEXT 4498                                                                                      4498               7.a.
  b.    TEXT 4499                                                                                      4499               7.b.
8.  Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 5) (itemize  ////////////////
    and describe all adjustments):                                                                     ////////////////
  a.    TEXT 4521                                                                                      4521               8.a.
  b.    TEXT 4522                                                                                      4522               8.b.
9.  Other explanations (the space below is provided for the bank to briefly describe, at its option,    I498      I499    <-
     any other significant items affecting the Report of Income):
     No comment [ ] (RIAD 4769)
     Other explanations (please type or print clearly):
     (TEXT) (4769)


Legal Title of Bank:      BANK ONE, COLUMBUS, NA                                   Call Date: 12/31/93  ST-BK:  39-1580  FFIEC 0321
Address:                  100 EAST BROAD STREET                                                                            Page RC-2
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

SCHEDULE RC--CONTINUED

                                                                        Dollar Amounts in Thousands            Bil Mil Thou
___________________________________________________________________________________________________________________________________
 LIABILITIES                                                                                           ///////////////////
 13. Deposits:                                                                                         ///////////////////
         a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E part I) . . . . .RCON 2200 3,863,121  13.a.
             (1)     Noninterest-bearing(1)   . . . . . . . . . . . . . . . .    RCON 6631   1,151,525 ///////////////////  13.a.(1)
             (2)     Interest-bearing   . . . . . . . . . . . . . . . . . . .    RCON 6636   2,711,596 ///////////////////  13.a.(2)
         b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,        ///////////////////
             part II)                                                                                  RCFN 2200   587,696  13.b.
             (1)     Noninterest-bearing   . . . . . . . . . . . . . . . . . . . RCFN 6631           0 ///////////////////  13.b.(1)
             (2)     Interest-bearing  . . . . . . . . . . . . . . . . . . . . . RCFN 6636     587,696 ///////////////////  13.b.(2)
 14. Federal funds purchased and securities sold under agreements to repurchase in domestic            ///////////////////
     offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:                      ///////////////////
         a.       Federal funds purchased  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 0278   785,902  14.a.
         b.       Securities sold under agreements to repurchase . . . . . . . . . . . . . . . . . . . RCFD 0279     1,079  14.b.
 15. Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 2840    40,000  15.
 16. Other borrowed money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 2850   527,252  16.
 17. Mortgage indebtedness and obligations under capitalized leases  . . . . . . . . . . . . . . . . . RCFD 2910     4,604  17.
 18. Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . . . . . . . . . . RCFD 2920     6,246  18.
 19. Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 3200   189,083  19.
 20. Other liabilities (from Schedule RC-G)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 2930   149,501  20.
 21. Total liabilities (sum of items 13 through 20)  . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 2948 6,154,484  21.
                                                                                                       ///////////////////
 22. Limited-life preferred stock and related surplus  . . . . . . . . . . . . . . . . . . . . . . . . RCFD 3282         0  22.
 EQUITY CAPITAL                                                                                        ///////////////////
 23. Perpetual preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 3838         0  23.
 24. Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 3230    20,738  24.
 25. Surplus (exclude all surplus related to preferred stock)  . . . . . . . . . . . . . . . . . . . . RCFD 3839   102,231  25.
 26. a.  Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 3632   362,918  26.a.
     b.  LESS:  Net unrealized loss on marketable equity securities  . . . . . . . . . . . . . . . . . RCFD 0297         0  26.b.
 27. Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . . . . . . . . . RCFD 3284         0  27.
 28. Total equity capital (sum of items 23 through 27) . . . . . . . . . . . . . . . . . . . . . . . . RCFD 3210   485,887  28.
 29. Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22, and 28) RCFD 3300 6,640,371  29.

 Memorandum
 To be reported only with the March Report of Condition.

 1.       Indicate in the box at the right the number of the statement below that best describes the
          most comprehensive level of auditing work performed for the bank by independent external                     Number
          auditors as of any date during 1992  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      RCON 6724     N/A   M.1.

   1   =   Independent audit of the bank conducted in                  4   =   Directors' examination of the bank performed by
           accordance with generally accepted auditing                         other external auditors (may be required by state
           standards by a certified public accounting firm                     chartering authority)
           which submits a report on the bank                          5   =   Review of the bank's financial statements by
   2   =   Independent audit of the bank's parent holding                      external auditors
           company conducted in accordance with generally              6   =   Compilation of the bank's financial statements by
           accepted auditing standards by a certified public                   external auditors
           accounting firm which submits a report on the               7   =   Other audit procedures (excluding tax preparation
           consolidated holding company (but not on the bank                   work)
           separately)                                                 8   =   No external audit work
   3   =   Directors' examination of the bank conducted in
           accordance with generally accepted auditing
           standards by a certified public accounting firm
           (may be required by state chartering authority)


__________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

Legal Title of Bank:      BANK ONE, COLUMBUS, NA             Call Date:  12/31/93  ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                    Page RC-3
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

SCHEDULE RC-A--CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS

Exclude assets held in trading accounts.

                                                                                                                       C405
                                                                                            (Column A)        (Column B)
                                                                                           Consolidated        Domestic
                                                                                               Bank            Offices
                                                    Dollar Amounts in Thousands       RCFD  Bil Mil Thou   RCON  Bil Mil Thou
_____________________________________________________________________________________________________________________________
1.   Cash items in process of collection, unposted debits, and currency and coin . .  0022      327,743    //////////////////   1.
     a.  Cash items in process of collection and unposted debits . . . . . . . . . .  /////////////////    0020      291,368    1.a.
     b.  Currency and coin  . . . . . . . . . . . . . . . . . . . . .  . . . . . . .  /////////////////    0080       36,375    1.b.
2.   Balances due from depository institutions in the U.S.                            /////////////////    0082       18,153    2.
     a.  U.S. branches and agencies of foreign banks (including their IBFs)  . . . .  0083            0    /////////////////    2.a.
     b.  Other commercial banks in the U.S. and other depository institutions in the  /////////////////    /////////////////
         U.S. (including their IBFs) . . . . . . . . . . . . . . . . . . . . . . . .  0085       18,153    /////////////////    2.b.
3.   Balances due from banks in foreign countries and foreign central banks  . . . .  /////////////////    0070          985    3.
     a.  Foreign branches of other U.S. banks  . . . . . . . . . . . . . . . . . . .  0073            0    /////////////////    3.a.
     b.  Other banks in foreign countries and foreign central banks  . . . . . . . .  0074          985    /////////////////    3.b.
4.   Balances due from Federal Reserve Banks   . . . . . . . . . . . . . . . . . . .  0090       68,332    0090       68,332    4.
5.   Total (sum of items 1 through 4) (total of column A must equal Schedule RC,      /////////////////    /////////////////
     item 1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0010      415,213    0010      415,213    5.






Memorandum                                          Dollar Amounts in Thousaands                           RCON  Bil Mil Thou
______________________________________________________________________________________________________________________________
1.   Noninterest-bearing balances due from commercial banks in the U.S.                                    ///////////////////
     (included in items 2, column B above)  . . . . . . . . . . . . . . . . . . . . . . . . .              0050      18,153     M.1.

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                             Call Date:  12/31/93  ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                                    Page RC-4
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

SCHEDULE RC-B--SECURITIES


Exclude assets held in trading accounts.

                                                                                                                              <-
                                                                                     (Column A)          (Column B)
                                                                                     Book Value        Market Value(1)
                                               Dollar Amounts in Thousands        RCON  Bil Mil Thou  RCON Bil Mil Thou
  1.  U.S. Treasury securities  . . . . . . . . . . . . . . . . . . . . . .        0400     132,237   0401      133,631    1.
  2.  U.S. Government agency and corporation obligations:                          ////////////////   /////////////////
      a.       All holdings of U.S. Government-issued or -guaranteed               ////////////////   /////////////////
               certificates of participation in pools of residential               ////////////////   /////////////////
               mortgages:                                                          ////////////////   /////////////////
               (1)     Issued by FNMA and FHLMC   . . . . . . . . . . . . .        3760         902   3761          957    2.a.(1)
               (2)     Guaranteed by GNMA (exclude FNMA and FHLMC issues)          3762           0   3763            0    2.a.(2)
      b.       All other:                                                          0604     108,346   0605      108,868
               (1)     Collateralized mortgage obligations issued by FNMA          ////////////////   /////////////////
                       and FHLMC (include REMICs)   . . . . . . . . . . . .        ////////////////   /////////////////    2.b.(1)
               (2)     All other U.S. Government-sponsored agency                  ////////////////   /////////////////
                       obligations(2)   . . . . . . . . . . . . . . . . . .        ////////////////   /////////////////    2.b.(2)
               (3)     All other U.S. Government agency obligations(3)  . .        ////////////////   /////////////////    2.b.(3)
  3.  Securities issued by states and political subdivisions in the U.S.:          0402      72,680   0403       82,022
      a.       General obligations  . . . . . . . . . . . . . . . . . . . .        ////////////////   /////////////////    3.a.
      b.       Revenue obligations  . . . . . . . . . . . . . . . . . . . .        ////////////////   /////////////////    3.b.
      c.       Industrial development and similar obligations . . . . . . .        ////////////////   /////////////////    3.c.
  4.  Other domestic debt securities:                                              ////////////////   /////////////////
      a.       All holdings of private (i.e., nongovernment-issued or              ////////////////   /////////////////
               - guaranteed) certificates of participation in pools of             ////////////////   /////////////////
               residential mortgages  . . . . . . . . . . . . . . . . . . .        0408      10,025   0409       10,169    4.a.
      b.       All other domestic debt securities:                                 ////////////////   /////////////////
               (1)     Privately-issued collateralized mortgage                    ////////////////   /////////////////
                       obligations (includes REMICs)  . . . . . . . . . . .        5361         345   5362          362    4.b.(1)
               (2)     All other  . . . . . . . . . . . . . . . . . . . . .        5363       2,836   5364        2,952    4.b.(2)
  5.  Foreign debt securities   . . . . . . . . . . . . . . . . . . . . . .        3635       1,750   3636        1,750    5.
  6.  Equity securities:                                                           ////////////////   /////////////////
      a.       Marketable equity securities:                                       ////////////////   /////////////////
               (1)     Investments in mutual funds  . . . . . . . . . . . .        3637           0   3638            0    6.a.(1)
               (2)     Other marketable equity securities   . . . . . . . .        3639           1   3640            1    6.a.(2)
               (3)     LESS:  Net unrealized loss on marketable equity             ////////////////   /////////////////
                       securities   . . . . . . . . . . . . . . . . . . . .        3641           0   /////////////////    6.a.(3)
      b.       Other equity securities (includes Federal Reserve stock) . .        3642       3,689   3643        3,689    6.b.
  7.  Total (sum of items 1 through 6) (total of column A must equal               ////////////////   /////////////////
      Schedule RC, item 2)  . . . . . . . . . . . . . . . . . . . . . . . .        0390     332,811   0391      344,383    7.


                                                                                                               C410        <-
                                                                                     (Column C)
                                                                                    Book Value(1)
                                               Dollar Amounts in Thousands        RCON Bil Mil Thou
  1.  U.S. Treasury securities  . . . . . . . . . . . . . . . . . . . . . .       0400      132,237    1.
  2.  U.S. Government agency and corporation obligations:                         /////////////////
      a.       All holdings of U.S. Government-issued or -guaranteed              /////////////////
               certificates of participation in pools of residential              /////////////////
               mortgages:                                                         /////////////////
               (1)     Issued by FNMA and FHLMC   . . . . . . . . . . . . .       3760          902    2.a.(1)
               (2)     Guaranteed by GNMA (exclude FNMA and FHLMC issues)         3762            0    2.a.(2)
      b.       All other:                                                         /////////////////
               (1)     Collateralized mortgage obligations issued by FNMA         /////////////////
                       and FHLMC (include REMICs)   . . . . . . . . . . . .       3764       37,696    2.b.(1)
               (2)     All other U.S. Government-sponsored agency                 /////////////////
                       obligations(2)   . . . . . . . . . . . . . . . . . .       3765       70,650    2.b.(2)
               (3)     All other U.S. Government agency obligations(3)  . .       3766            0    2.b.(3)
  3.  Securities issued by states and political subdivisions in the U.S.:         /////////////////
      a.       General obligations  . . . . . . . . . . . . . . . . . . . .       3767       23,615    3.a.
      b.       Revenue obligations  . . . . . . . . . . . . . . . . . . . .       3768       37,019    3.b.
      c.       Industrial development and similar obligations . . . . . . .       3769       12,046    3.c.
  4.  Other domestic debt securities:                                             /////////////////
      a.       All holdings of private (i.e., nongovernment-issued or             /////////////////
               - guaranteed) certificates of participation in pools of            /////////////////
               residential mortgages  . . . . . . . . . . . . . . . . . . .       0408       10,025    4.a.
      b.       All other domestic debt securities:                                /////////////////
               (1)     Privately-issued collateralized mortgage                   /////////////////
                       obligations (includes REMICs)  . . . . . . . . . . .       5361          345    4.b.(1)
               (2)     All other  . . . . . . . . . . . . . . . . . . . . .       5363        2,836    4.b.(2)
  5.  Foreign debt securities   . . . . . . . . . . . . . . . . . . . . . .       3635            0    5.
  6.  Equity securities:                                                          /////////////////
      a.       Marketable equity securities:                                      /////////////////
               (1)     Investments in mutual funds  . . . . . . . . . . . .       3637            0    6.a.(1)
               (2)     Other marketable equity securities   . . . . . . . .       3639            1    6.a.(2)
               (3)     LESS:  Net unrealized loss on marketable equity            /////////////////
                       securities   . . . . . . . . . . . . . . . . . . . .       3641            0    6.a.(3)
      b.       Other equity securities (includes Federal Reserve stock) . .       3642        3,689    6.b.
  7.  Total (sum of items 1 through 6) (total of column A must equal              /////////////////
      Schedule RC, item 2)  . . . . . . . . . . . . . . . . . . . . . . . .       0390      331,061    7.



________________
(1)      See discussion in Glossary entry for "market value of securities."
(2) Includes obligations (other than certificates of participation in pools of residential mortgages, CMOs, and REMICs) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.
(3) Includes Small Business Administration "Guaranteed Loan Pool Certificates," U.S. Maritime Administration obligations, and Export-Import Bank participation certificates.

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                                Call Date:  12/31/93 ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                                       Page RC-5
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------



SCHEDULE RC-B--CONTINUED

                                                                                                         Consolidated Bank

  Memorandum                                                                                                Book Value

                                                                                                       RCFD Bil MilThou

                                                                            Dollar Amounts in Thousands
  1.    Pledged securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0416   313,720   M.1.
  2.    Maturity and repricing data for debt securities(1),(2) (excluding those in nonaccrual           //////////////
        status):                                                                                        //////////////
        a.       Fixed rate debt securities with a remaining maturity of:                               //////////////
                 (1)     Three months or less   . . . . . . . . . . . . . . . . . . . . . . . . . . .   0343     5,126   M.2.a.(1)
                 (2)     Over three months through 12 months  . . . . . . . . . . . . . . . . . . . .   0344     7,393   M.2.a.(2)
                 (3)     Over one year through five years   . . . . . . . . . . . . . . . . . . . . .   0345   215,914   M.2.a.(3)
                 (4)     Over five years  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0346    53,991   M.2.a.(4)
                 (5)     Total fixed rate debt securities (sum of Memorandum items 2.a.(1) through      //////////////
                         2.a.(4))   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0347   282,424   M.2.a.(5)
        b.       Floating rate debt securities with a repricing frequency of:                           //////////////
                 (1)     Quarterly or more frequently   . . . . . . . . . . . . . . . . . . . . . . .   4544    41,542   M.2.b.(1)
                 (2)     Annually or more frequently, but less frequently than quarterly  . . . . . .   4545     3,110   M.2.b.(2)
                 (3)     Every five years or more frequently, but less frequently than annually   . .   4551         0   M.2.b.(3)
                 (4)     Less frequently than every five years  . . . . . . . . . . . . . . . . . . .   4552     2,045   M.2.b.(4)
                 (5)     Total floating rate debt securities (sum of Memorandum items 2.b.(1)           //////////////
                         through 2.b.(4))   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4553    46,697   M.2.b.(5)
        c.       Total debt securities (sum of Memorandum items 2.a.(5) and 2.b.(5)) (must equal        //////////////
                 total debt securities from Schedule RC-B, sum of items 1 through 5, column A, minus    //////////////
                 nonaccrual debt securities included in Schedule RC-N, item 9, column C)  . . . . . .   0393   329,121   M.2.c.
  3.    Taxable securities issued by states and political subdivisions in the U.S. (included in         //////////////
        Schedule RC-B, item 3, column A, above)   . . . . . . . . . . . . . . . . . . . . . . . . . .   0301         0   M.3.
  4.    Debt securities restructured and in compliance with modified terms (included in Schedule RC-    //////////////
        B, items 3 through 5, column A, above)  . . . . . . . . . . . . . . . . . . . . . . . . . . .   5365         0   M.4.
  5.    Debt securities held for sale (included in Schedule RC-B, items 1 through 5, column A,          //////////////
        above)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5366     2,945   M.5.
  6.    Floating rate debt securities with a remaining maturity of one year or less (included in        //////////////
        Memorandum item 2.b.(5) above)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5519         0   M.6.

__________
(1) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.
(2) Memorandum item 2 is not applicable to savings banks that must complete supplemental Schedule RC-J.

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                              Call Date:  12/31/93 ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                                     Page RC-6
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------


SCHEDULE RC-C--LOANS AND LEASE FINANCING RECEIVABLES

Part I. Loans and Leases

Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held in trading accounts.



                                                                                                                  C415    <-
                                                                                        (Column A)          (Column B)
                                                                                       Consolidated          Domestic
                                                                                           Bank              Offices
                                                                                      ---------------  -----------------
                                                         Dollar Amounts in Thousands RCFD Bil Mil Thou RCON Bil Mil Thou
 1.      Loans secured by real estate                                                 1410    835,717  /////////////////  1.
         a.       Construction and land development  . . . . . . . . . . . . . . . .  ///////////////  1415       89.046  1.a.
         b.       Secured by farmland (including farm residential and other           ///////////////  /////////////////
                  improvements)  . . . . . . . . . . . . . . . . . . . . . . . . . .  ///////////////  1420        3.260  1.b.
         c.       Secured by 1-4 family residential properties:                       ///////////////  /////////////////
                  (1)   Revolving, open-end loans secured by 1-4 family               ///////////////  /////////////////
                        residential properties and extended under lines of credit     ///////////////  1797      237.858  1.c.(1)
                  (2)   All other loans secured by 1-4 family residential properties: ///////////////  /////////////////
                            (a)     Secured by first liens  . . . . . . . . . . . .   ///////////////  5367      102.599  1.c.(2)(a)
                            (b)     Secured by junior liens . . . . . . . . . . . .   ///////////////  5368       84.955  1.c.(2)(b)
         d.       Secured by multifamily (5 or more) residential properties . . . .   ///////////////  1460       29.780  1.d.
         e.       Secured by nonfarm nonresidential properties . . . . . . . . . . .  ///////////////  1480      288.219  1.e.
 2.      Loans to depository institutions:                                            ///////////////  /////////////////
         a.       To commercial banks in the U.S.  . . . . . . . . . . . . . . . . .  ///////////////  1505          159  2.a
                  (1)     To U.S. branches and agencies of foreign banks . . . . . .  1506          0  /////////////////  2.a.(1)
                  (2)     To other commercial banks in the U.S.  . . . . . . . . . .  1507        159  /////////////////  2.a.(2)
         b.       To other depository institutions in the U.S. . . . . . . . . . . .  1517        234  1517          234  2.b.
         c.       To banks in foreign countries  . . . . . . . . . . . . . . . . . .  ///////////////  1510            0  2.c.
                  (1)     To foreign branches of other U.S. banks  . . . . . . . . .  1513          0  /////////////////  2.c.(1)
                  (2)     To other banks in foreign countries  . . . . . . . . . . .  1516          0  /////////////////  2.c.(2)
 3.      Loans to finance agricultural production and other loans to farmers   . . .  1590      6,163  1590        6.163  3.
 4.      Commercial and industrial loans:                                             ///////////////  /////////////////
         a.       To U.S. addressees (domicile)  . . . . . . . . . . . . . . . . . .  1763    642,471  1763      642.471  4.a.
         b.       To non-U.S. addressees (domicile)  . . . . . . . . . . . . . . . .  1764          0  1764            0  4.b.
 5.      Acceptances of other banks:                                                  ///////////////  /////////////////
         a.       Of U.S. banks  . . . . . . . . . . . . . . . . . . . . . . . . . .  1756          0  1756            0  5.a.
         b.       Of foreign banks . . . . . . . . . . . . . . . . . . . . . . . . .  1757          0  1757            0  5.b.
 6.      Loans to individuals for household, family, and other personal expenditures  ///////////////  /////////////////
         (i.e., consumer loans) (includes purchased paper) . . . . . . . . . . . . .  ///////////////  1975    3.083.549  6.
         a.       Credit cards and related plans (includes check credit and other     ///////////////  /////////////////
                  revolving credit plans)  . . . . . . . . . . . . . . . . . . . . .  2008  2,249,425  /////////////////  6.a
         b.       Other (includes single payment, installment, and all student        ///////////////  /////////////////
                  loans) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2011    834,124  /////////////////  6.b
 7.      Loans to foreign governments and official institutions (including foreign    ///////////////  /////////////////
         central banks)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2081          0  2081            0  7.
 8.      Obligations (other than securities and leases) of states and political       ///////////////  /////////////////
         subdivisions in the U.S. (includes nonrated industrial development
         obligations):                                                                ///////////////  /////////////////
         a.       Taxable obligations  . . . . . . . . . . . . . . . . . . . . . . .  2033      1,213  2033        1,213  8.a.
         b.       Tax-exempt obligations . . . . . . . . . . . . . . . . . . . . . .  2079     28,945  2079       28,945  8.b.
 9.      Other loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1563    157,167  /////////////////  9.
         a.       Loans for purchasing or carrying securities (secured and unsecured) ///////////////  1545       45,082  9.a
         b.       All other loans (exclude consumer loans) . . . . . . . . . . . . .  ///////////////  1564      112,085  9.b
 10. Lease financing receivables (net of unearned income)  . . . . . . . . . . . . .  ///////////////  2165      601,078 10.
         a.       Of U.S. addressees (domicile)  . . . . . . . . . . . . . . . . . .  2182    601,078  ///////////////// 10.a.
         b.       Of non-U.S. addressees (domicile)  . . . . . . . . . . . . . . . .  2183          0  ///////////////// 10.b.
 11. LESS:  Any unearned income on loans reflected in items 1-9 above  . . . . . . .  2123      4,001  2123        4,001 11.
 12. Total loans and leases, net of unearned income (sum of items 1 through 10        ///////////////  /////////////////
     minus item 11) (total of column A must equal Schedule RC, item 4.a) . . . . . .  2122  5,352,695  2122    5,352,695 12.

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                                     Call Date: 12/31/93  ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                                            Page RC-7
City, State   Zip:        COLUMBUS, OH  43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------


SCHEDULE RC-C--CONTINUED

PART I. CONTINUED

Memoranda

                                                                                                 (Column A)         (Column B)
                                                                                                Consolidated         Domestic
                                                                                                     Bank            Offices
                                                                Dollar Amounts in Thousands RCFD Bil Mil Thou  RCON Bil Mil Thou
1.  Commercial paper included in Schedule RC-C, part I, above   . . . . . . . . . . . . . . 1496            0      1496      0  M.1.
2.  Loans and leases restructured and in compliance with modified terms                     /////////////////      ////////////
    (included in Schedule RC-C, part I, above):                                             /////////////////      ////////////
    a.       Loans secured by real estate:                                                  /////////////////      ////////////
             (1)     To U.S. addressees (domicile)  . . . . . . . . . . . . . . . . . . . . 1687            0      M.2.a.(1)
             (2)     To non-U.S. addressees (domicile)  . . . . . . . . . . . . . . . . . . 1689            0      M.2.a.(2)
    b.       Loans to finance agricultural production and other loans to farmers  . . . . . 1613            0      M.2.b.
    c.       Commercial and industrial loans:                                               /////////////////
             (1)     To U.S. addressees (domicile)  . . . . . . . . . . . . . . . . . . . . 1758            0      M.2.c.(1)
             (2)     To non-U.S. addressees (domicile)  . . . . . . . . . . . . . . . . . . 1759            0      M.2.c.(2)
    d.       All other loans (exclude loans to individuals for household, family, and       /////////////////
             other personal expenditures) . . . . . . . . . . . . . . . . . . . . . . . . . 1615            0      M.2.d.
    e.       Lease financing receivables:                                                   /////////////////
             (1)     Of U.S. addressees (domicile)  . . . . . . . . . . . . . . . . . . . . 1789            0      M.2.e.(1)
             (2)     Of non-U.S. addressees (domicile)  . . . . . . . . . . . . . . . . . . 1790            0      M.2.e.(2)
    f.       Total (sum of Memorandum items 2.a through 2.e.) . . . . . . . . . . . . . . . 1616            0      M.2.f.
3.  Maturity and repricing data for loans and leases(1) (excluding those in nonaccrual
    status):                                                                                /////////////////
    a.       Fixed rate loans and leases with a remaining maturity of:                      /////////////////
             (1)     Three months or less   . . . . . . . . . . . . . . . . . . . . . . . . 0348      138,685      M.3.a.(1)
             (2)     Over three months through 12 months  . . . . . . . . . . . . . . . . . 0349      218,450      M.3.a.(2)
             (3)     Over one year through five years   . . . . . . . . . . . . . . . . . . 0356    1,668,891      M.3.a.(3)
             (4)     Over five years  . . . . . . . . . . . . . . . . . . . . . . . . . . . 0357      191,046      M.3.a.(4)
             (5)     Total fixed rate loans and leases (sum of Memorandum items 3.a.(1)     /////////////////
                     through 3.a.(4))   . . . . . . . . . . . . . . . . . . . . . . . . . . 0358    2,217,072      M.3.a.(5)
    b.       Floating rate loans with a repricing frequency of:                             /////////////////
             (1)     Quarterly or more frequently   . . . . . . . . . . . . . . . . . . . . 4554    3,079,277      M.3.b.(1)
             (2)     Annually or more frequently, but less frequently than quarterly  . . . 4555       10,530      M.3.b.(2)
             (3)     Every five years or more frequently, but less frequently than annually 4561       10,654      M.3.b.(3)
             (4)     Less frequently than every five years  . . . . . . . . . . . . . . . . 4564            0      M.3.b.(4)
             (5)     Total floating rate loans (sum of Memorandum items 3.b.(1) through     /////////////////
                     3.b.(4))   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4567    3,100,461      M.3.b.(5)
    c.       Total loans and leases (sum of Memorandum items 3.a.(5) and 3.b.(5))           /////////////////
             (must equal the sum of total loans and leases, net, from                       /////////////////
             Schedule RC-C, part I, item 12, plus unearned income from                      /////////////////
             Schedule RC-C, part I, item 11, minus total nonaccrual loans and               /////////////////
             Leases from Schedule RC-N, sum of items 1 through 8, column C) . . . . . . . . 1479    5,317,533      M.3.c.
4.  Loans to finance commercial real estate, construction, and land                         /////////////////
    development activities (not secured by real estate) included in                         /////////////////
    Schedule RC-C, part I, items 4 and 9., Column A page RC-6(2)  . . . . . . . . . . . . . 2746       20,501      M.4.
5.  Loans and leases held for sale (included in Schedule RC-C, part I, above)   . . . . . . 5369            0      M.5.
6.  Adjustable rate closed-end loans secured by first liens on 1-4 family                   /////////////////
    residential properties (included in Schedule RC-C, part I, item 1.c.(2)(a),             ///////////////// RCON Bil Mil Thou
    Column B, page RC-6)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . /////////////////  5370      60,822 M.6.

__________
(1) Memorandum item 3 is not applicable to savings banks that must complete supplemental Schedule RC-J.
(2) Exclude loans secured by real estate that are included in Schedule RC-C, part I, items 1.a through 1.e.

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                       Call Date:  12/31/93 ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                              Page RC-8
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------



Schedule RC-D is to be completed only by banks with $1 billion or more in total assets.

SCHEDULE RC-D--ASSETS HELD IN TRADING ACCOUNTS IN DOMESTIC OFFICES ONLY

                                                                                                                     C420
                                                                                                         Domestic Offices
                                                                                                         ----------------
                                                              Dollar Amounts in Thousands        RCON Bil  Mil Thou     <-
  1.      U.S. Treasury securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .        1010         25,020    1.
  2.      U.S. Government agency and corporation obligations  . . . . . . . . . . . . . .        1020              0    2.
  3.      Securities issued by states and political subdivisions in the U.S.  . . . . . .        1025              0    3.
  4.      Other bonds, notes, and debentures  . . . . . . . . . . . . . . . . . . . . . .        1045              0    4.
  5.      Certificates of deposit   . . . . . . . . . . . . . . . . . . . . . . . . . . .        1026              0    5.
  6.      Commercial paper  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1027              0    6.
  7.      Banker's acceptances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1028              0    7.
  8.      Other   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1029              0    8.
  9.      Total (sum of items 1 through 8)  . . . . . . . . . . . . . . . . . . . . . . .        2146         25,020    9.

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                     Call Date: 12/31/93  ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                            Page RC-9
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

Schedule RC-E--Deposit Liabilities


Part I.  Deposits in Domestic Offices



                                                                                                              C425        <-
                                                                                                         Nontransaction
                                                                      Transaction Accounts                  Accounts
                                                                 (Column A)           (Column B)           (Column C)
                                                              Total transaction       Memo:  Total            Total
                                                                  accounts         demand deposits       nontransaction
                                                              (including total       (included in           accounts
                                                              demand deposits)        column A)        (including MMDAs)

                             Dollar Amounts in Thousands   RCON Bil  Mil Thou    RCON Bil Mil Thou   RCON Bil Mil  Thou

  Deposits of:                                             ///////////////////    /////////////////    /////////////////
  1.   Individuals, partnerships, and corporations .       2201      1,298,626    2240      958,339    2346    2,279,510   1.
  2.   U.S. Government   . . . . . . . . . . . . . .       2202         13,871    2280       13,871    2520            0   2.
  3.   States and political subdivisions in the U.S.       2203         85,873    2290       68,387    2530       58,760   3.
  4.   Commercial banks in the U.S.  . . . . . . . .       2206         63,978    2310       63,978    /////////////////   4.
       a.   U.S. branches and agencies of foreign          ///////////////////    /////////////////    /////////////////
            banks  . . . . . . . . . . . . . . . . .       ///////////////////    /////////////////    2347            0   4.a.
       b.   Other commercial banks in the U.S. . . .       ///////////////////    /////////////////    2348       15,553   4.b.
  5.   Other depository institutions in the U.S. . .       2207          8,453    2312        8,453    2349            0   5.
  6.   Banks in foreign countries  . . . . . . . . .       2213          1,429    2320        1,429    /////////////////   6.
       a.   Foreign branches of other U.S. banks           ///////////////////    /////////////////    2367            0   6.a.
       b.   Other banks in foreign countries . . . .       ///////////////////    /////////////////    2373            0   6.b.
  7.   Foreign governments and official institutions       ///////////////////    /////////////////    /////////////////
       (including foreign central banks)   . . . . .       2216              0    2300            0    2377            0   7.
  8.   Certified and official checks   . . . . . . .       2330         37,068    2330       37,068    /////////////////   8.
  9.   Total (sum of items 1 through 8) (sum of            ///////////////////    /////////////////    /////////////////
       columns A and C must equal Schedule RC, item        ///////////////////    /////////////////    /////////////////
       13.a)   . . . . . . . . . . . . . . . . . . .       2215      1,509,298    2210    1,151,525    2385    2,353,823   9.


 Memoranda                                                             Dollar Amounts in Thousands    RCONBil Mil Thou
 1.      Selected components of total deposits (i.e., sum of item 9, columns A and C):                ////////////////
         a.    Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts  . . . . . .       6835     212,092   M.1.a.
         b.    Total brokered deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2365      60,561   M.1.b.
         c.    Fully insured brokered deposits (included in Memorandum item 1.b above):               ////////////////
               (1)   Issued in denominations of less than $100,000  . . . . . . . . . . . . . .       2343           0   M.1.c.(1)
               (2)   Issued either in denominations of $100,000 or in denominations greater           ////////////////
                     than $100,000 and participated out by the broker in shares of $100,000 or        ///////////////
                     less   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2344      41,512   M.1.c.(2)
         d.    Total deposits denominated in foreign currencies . . . . . . . . . . . . . . . .       3776           0   M.1.d.
         e.    Preferred deposits (deposits of states and political subdivisions in the U.S.
               reported in item 3 above which are securred or collateralized) . . . . . . . . .       5590     143,082   M.1.e.
 2.      Components of total nontransaction accounts (sum of Memoranda items 2.a through 2.d must     ////////////////
         equal item 9, column C, above):                                                              ////////////////
         a.    Savings deposits:                                                                      ////////////////
               (1)   Money market deposit accounts (MMDAs)  . . . . . . . . . . . . . . . . . .       6810     476,380   M.2.a.
               (2)   Other savings deposits (excludes MMDAs)  . . . . . . . . . . . . . . . . .       0352     932,615   M.2.a.
         b.    Total time deposits of less than $100,000  . . . . . . . . . . . . . . . . . . .       6648     772,423   M.2.b.
         c.    Time certificates of deposit of $100,000 or more . . . . . . . . . . . . . . . .       6645     172,405   M.2.c.
         d.    Open-account time deposits of $100,000 or more . . . . . . . . . . . . . . . . .       6646           0   M.2.d.
 3.      All NOW accounts (included in column A above)   . . . . . . . . . . . . . . . . . . . .      2398     357,773   M.3.


Legal Title of Bank:      BANK ONE, COLUMBUS, NA          Call Date:  12/31/93  ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                 Page RC-10
City, State   Zip:        COLUMBUS, OH  43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

SCHEDULE RC-E--CONTINUED

Memoranda (Continued)                                                 Dollar Amounts in Thousands    RCON Bil Mil Thou
 Deposit Totals for FDIC Insurance Assessments(1)
 4.      Total deposits in domestic offices (sum of item 9, column A and item 9, column C)
         (must equal Schedule RC, item 13.a)     . . . . . . . . . . . . . . . . . . . . . . . .      2200   3,863,121  M.4.
                                                                                                      ////////////////
         a.    Total demand deposits (must equal item 9, column B) . . . . . . . . . . . . . . .      2210   1,151,525  M.4.a.
         b.    Total time and savings deposits(2) (must equal item 9, column A plus item 9,           ////////////////
               column C minus item 9, column B)  . . . . . . . . . . . . . . . . . . . . . . . .      2350   2,711,596  M.4.b.

_____________
  (1) An amended Certified Statement should be submitted to the FDIC if the deposit totals reported in this item are amended after the semiannual Certified Statement originally covering this report date has been filed with the FDIC.
  (2) For FDIC insurance assessment purposes, "total time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.


5.   Time deposits of less than $100,000 and open-account time deposits of $100,000 or more           //////////////
     (included in Memorandum items 2.b and 2.d above) with a remaining maturity or repricing          //////////////
     frequency of:(1)                                                                                 //////////////
     a.      Three months or less . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     0359   109,395  M.5.a.
     b.      Over three months through 12 months (but not over 12 months) . . . . . . . . . . . .     3644   172,778  M.5.b.
6.   Maturity and repricing data for time certificates of deposit of $100,000 or more:(1)             /////////////
     a.      Fixed rate time certificates of deposit of $100,000 or more with a remaining             /////////////
             maturity of:                                                                             /////////////
             (1)      Three months or less  . . . . . . . . . . . . . . . . . . . . . . . . . . .     2761  124,343   M.6.a.(1)
             (2)      Over three months through 12 months . . . . . . . . . . . . . . . . . . . .     2762   25,604   M.6.a.(2)
             (3)      Over one year through five years  . . . . . . . . . . . . . . . . . . . . .     2763   18,808   M.6.a.(3)
             (4)      Over five years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2765    3,650   M.6.a.(4)
             (5)      Total fixed rate time certificates of deposit of $100,000 or more (sum of       /////////////
                      Memorandum items 6.a.(1) through 6.a.(4)) . . . . . . . . . . . . . . . . .     2767  172,405   M.6.a.(5)
     b.      Floating rate time certificates of deposit of $100,000 or more with a repricing          /////////////
             frequency of:                                                                            ////////////
             (1)      Quarterly or more frequently  . . . . . . . . . . . . . . . . . . . . . . .     4568        0   M.6.b.(1)
             (2)      Annually or more frequently, but less frequently than quarterly . . . . . .     4569        0   M.6.b.(2)
             (3)      Every five years or more frequently, but less frequently than annually  . .     4571        0   M.6.b.(3)
             (4)      Less frequently than every five years . . . . . . . . . . . . . . . . . . .     4572        0   M.6.b.(4)
             (5)      Total floating rate time certificates of deposit of $100,000 or more (sum       ////////////
                      of Memorandum items 6 b.(1) through 6.b.(4))  . . . . . . . . . . . . . . .     4573        0   M.6.b.(5)
     c.      Total time certificates of deposit of $100,000 or more (sum of Memorandum items          /////////////
             6.a.(5) and 6.b.(5)) (must equal Memorandum item 2.c. above) . . . . . . . . . . . .     6645  172,405   M.6.c.

__________
(1) Memorandum items 5 and 6 are not applicable to savings banks that must complete supplemental Schedule RC-J.

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                                  Call Date:  12/31/93  ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                                        Page RC-11
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

SCHEDULE  RC-E--Continued

Part II.   Deposits in Foreign  Offices (including Edge and Agreement subsidiaries and IBF's)
                                                                        Dollar Amounts in Thousands |  RCFN   Bil  Mil  Thou |
_______________________________________________________________________________________________________________________________
                                                                                                    |                        |
Deposits of:                                                                                        |  //////////////////////|
1.  Individuals, partnerships, and corporations . . . . . . . . . . . . . . . . . . . . . . . . . . |  2621       587,696    | 1.
2.  U.S. banks (including IBFs and foreign branches of U.S. banks . . . . . . . . . . . . . . . . . |  2623             0    | 2.
3.  Foreign banks (including U.S. branches and                                                      |  ///////////////////// |
    agencies of foreign banks, inlcuding their IBFs   . . . . . . . . . . . . . . . . . . . . . . . |  2625             0    | 3.
4.  Foreign governments and official institutions (including foreign central banks) . . . . . . . . |  2650             0    | 4.
5.  Certified and official checks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . |  2330             0    | 5.
6.  All other deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . |  2668             0    | 6.
7.  Total (sum of items 1 through 6) (must equal Schedule RC, Item 13.b)  . . . . . . . . . . . . . |  2200       587,696    | 7.

SCHEDULE RC-F--OTHER ASSETS

                                                                                                                   C430     <-
                                                                                                           Bil  Mil Thou
                                                                        Dollar Amounts in Thousands
  1.      Income earned, not collected on loans   . . . . . . . . . . . . . . . . . . . . . . . RCFD  2164        40,613     1.
  2.      Net deferred tax assets(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD  2148             0     2.
  3.      Excess residential mortgage servicing fees receivable   . . . . . . . . . . . . . . . RCFD  5371             0     3.
  4.      Other (itemize amounts that exceed 25% of this item)  . . . . . . . . . . . . . . . . RCFD  2168       261,104     4.

          a.    TEXT 3549     Cash Surrender Value of Life Insurance           RCFD 3549    120,750   //////////////////     4.a.
          b.    TEXT 3550                                                      RCFD 3550              //////////////////     4.b.
          c.    TEXT 3551                                                      RCFD 3551              //////////////////     4.c.

  5.      Total (sum of items 1 through 4) (must equal Schedule RC, item 11)  . . . . . . . . .RCFD   2160       301,717     5.

Memorandum

                                                                    Dollar Amounts in Thousands        Bil  Mil Thou
1.     Deferred tax assets disallowed for regulatory capital purposes. . . . . . . . . . . RCFD   5610             0     M.1.


SCHEDULE RC-G-OTHER LIABILITIES

                                                                                                                  C435     <-
                                                                        Dollar Amounts in Thousands        Bil Mil Thou
 <S
 1.     a.      Interest accrued and unpaid on deposits in domestic offices (2)  . . . . . . .  RCFD  3645       18,158    1.a.
        b.      Other expenses accrued and unpaid (includes accrued income taxes payable)  . .  RCFD  3646      106,773    1.b.
 2.     Net deferred tax liabilities(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCFD  3049        8,899    2.
 3.     Minority interest in consolidated subsidiaries . . . . . . . . . . . . . . . . . . . .  RCFD  3000            0    3.
 4.     Other (itemize amounts that exceed 25% of this item) . . . . . . . . . . . . . . . . .  RCFD  2938       15,671    4.

        a.   TEXT 3552       Deferred Fees Received on Swaps                  RCFD 3552      6,321    /////////////////    4.a.

        b.   TEXT 3553                                                        RCFD 3553               /////////////////    4.b.

        c.   TEXT 3554                                                        RCFD 3554               /////////////////    4.c.

 5.       Total (sum of items 1 through 4) (must equal Schedule RC, item 20) . . . . . . . . .  RCFD  2930      149,501    5.

_________________
(1) See discussion of deferred income taxes in Glossary entry on "income taxes."
(2)      For savings banks, includes "dividends" accrued and unpaid on deposits.

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                                 Call Date:  12/31/93  ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                                       Page RC-12
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

SCHEDULE RC-K--QUARTERLY AVERAGES (1)


                                                                                                                      C455  <-

                                                                            Dollar Amounts in Thousands          Bil Mil Thou
 ASSETS                                                                                                     ////////////////
 1.      Interest-bearing balances due from depository institutions . . . . . . . . . . . . . . . . .  RCDF 3381           0 1.
 2.      U.S. Treasury securities and U.S. Government agency and corporation obligations  . . . . . .  RCDF 3382     209,155 2.
 3.      Securities issued by states and political subdivisions in the U.S. . . . . . . . . . . . . .  RCDF 3383      83,897 3.
 4.      a.      Other debt securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCDF 3647      15,873 4.a.
         b.      Equity securities (includes investments in mutual funds and Federal Reserve stock) .  RCDF 3648       3,686 4.b.
 5.      Federal funds sold and securities purchased under agreements to resell in domestic                 ////////////////
         offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs  . . . . . . . .  RCDF 3365     359,049 5.
 6.      Loans:                                                                                             ////////////////
         a. Loans in domestic offices:                                                                      ////////////////
            (1)  Total loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 3360   4,628,144 6.a.(1)
            (2)  Loans secured by real estate . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 3385     909,091 6.a.(2)
            (3)  Loans to finance agricultural production and other loans to farmers  . . . . . . . .  RCON 3386       6,358 6.a.(3)
            (4)  Commercial and industrial loans  . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 3387     764,711 6.a.(4)
            (5)  Loans to individuals for household, family, and other personal expenditures  . . . .  RCON 3388   2,835,905 6.a.(5)
            (6)  Obligations (other than securities and leases) of states and political subdivisions        ////////////////
                 in the U.S.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 3369      30,726 6.a.(6)
         b. Total loans in foreign offices, Edge and Agreement subsidiaries, and IBFs . . . . . . . .  RCFN 3360           0 6.b.
 7.      Assets held in trading accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCDF 3401      27,436 7.
 8.      Lease financing receivables (net of unearned income) . . . . . . . . . . . . . . . . . . . .  RCDF 3484     588,437 8.
 9.      Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCDF 3368   6,537,286 9.
 LIABILITIES                                                                                                ////////////////
 10.     Interest-bearing transaction accounts (NOW accounts, ATS accounts, and telephone and               ////////////////
         preauthorized transfer accounts) (exclude demand deposits) . . . . . . . . . . . . . . . . .  RCON 3485     323,180 10.
 11.     Nontransaction accounts in domestic offices:                                                       ////////////////
         a.      Money market deposit accounts (MMDAs)  . . . . . . . . . . . . . . . . . . . . . . .  RCON 3486     793,782 11.a.
         b.      Other savings deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 3487     762,999 11.b.
         c.      Time certificates of deposit of $100,000 or more . . . . . . . . . . . . . . . . . .  RCON 3345     591,710 11.c.
         d.      All other time deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 3469     785,896 11.d.
 12.     Interest-bearing deposits in foreign offices, Edge and Agreement subsidiaries, and IBFs. . .  RCFN 3404     267,661 12.
 13.     Federal funds purchased and securities sold under agreements to repurchase in domestic             ////////////////
         offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs. . . . . . . . .  RCDF 3353     852,611 13.
 14.     Other borrowed money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCDF 3355     239,960 14.

(1) For all items, banks have the option of reporting either (1) an average of daily figures for the quarter, or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                          Call Date:  12/31/93  ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                                Page RC-14
City, State   Zip:        COLUMBUS, OHIO 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

SCHEDULE RC-L--OFF-BALANCE SHEET ITEMS

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.



                                                                                                                C460      <-
                                                                        Dollar Amounts in Thousands    RCFDBil MilThou
 1.    Unused commitments:                                                                             ///////////////
       a.      Revolving, open-end lines secured by 1-4 family residential properties, e.g., home      ///////////////
               equity lines . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3814    217,991    1.a.
       b.      Credit card lines  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3815 11,083,221    1.b.
       c.      Commercial real estate, construction, and land development:                             ///////////////
               (1)      Commitments to fund loans secured by real estate  . . . . . . . . . . . . .    3816     79,002    1.c.(1)
               (2)      Commitments to fund loans not secured by real estate  . . . . . . . . . . .    6550      8,759    1.c.(2)
       d.      Securities underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3817          0    1.d.
       e.      Other unused commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3818    959,706    1.e.
 2.    Financial standby letters of credit and foreign office guarantees. . . . . . . . . . . . . .    3819    499,606    2.
       a.      Amount of financial standby letters of credit conveyed to                               ///////////////
               others                                                           RCFD 3820   200,949    ///////////////    2.a.
 3.    Performance standby letters of credit  . . . . . . . . . . . . . . . . . . . . . . . . . . .    3821     78,963    3.
       a.      Amount of performance standby letters of credit conveyed to                             ///////////////
               others . . . . . . . . . . . . . . . . . . . . . . . . . . .     RCFD 3822    15,230    ///////////////    3.a.
 4.    Commercial and similar letters of credit . . . . . . . . . . . . . . . . . . . . . . . . . .    3411     91,023    4.
 5.    Participations in acceptances (as described in the instructions) conveyed to others by the      ///////////////
       reporting bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3428          0    5.
 6.    Participations in acceptances (as described in the instructions) acquired by the reporting      ///////////////
       (nonaccepting) bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3429        775    6.
 7.    Securities borrowed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3432          0    7.
 8.    Securities lent (including customers' securities lent where the customer is indemnified         ///////////////
       against loss by the reporting bank)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3433          0    8.
 9.    Mortgages transferred (i.e., sold or swapped) with recourse that have been treated as sold      ///////////////
       for Call Report purposes:                                                                       ///////////////
       a.      FNMA and FHLMC residential mortgage loan pools:                                         ///////////////
               (1)      Outstanding principal balance of mortgages transferred as of the report date   3650          0    9.a.(1)
               (2)      Amount of recourse exposure on these mortgages as of the report date  . . .    3651          0    9.a.(2)
       b.      Private (nongovernment-issued or -guaranteed) residential mortgage loan pools:          ///////////////
               (1)      Outstanding principal balance of mortgages transferred as of the report date   3652          0    9.b.(1)
               (2)      Amount of recourse exposure on these mortgages as of the report date  . . .    3653          0    9.b.(2)
       c.      Farmer Mac agricultural mortgage loan pools:                                            ///////////////
               (1)      Outstanding principal balance of mortgages transferred as of the report date   3654          0    9.c.(1)
               (2)      Amount of recourse exposure on these mortgages as of the report date  . . .    3655          0    9.c.(2)
 10.   When-issued securities:                                                                         ///////////////
       a.      Gross commitments to purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . .    3434          0    10.a.
       b.      Gross commitments to sell  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3435          0    10.b.
 11.   Interest rate contracts (exclude when-issued securities):                                       ///////////////
       a.      Notional value of interest rate swaps  . . . . . . . . . . . . . . . . . . . . . . .    3450 20,867,437    11.a.
       b.      Futures and forward contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . .    3823          0    11.b.
       c.      Option contracts (e.g., options on Treasuries):                                         //////////////
               (1)      Written option contracts  . . . . . . . . . . . . . . . . . . . . . . . . .    3824   929,688     11.c.(1)
               (2)      Purchased option contracts  . . . . . . . . . . . . . . . . . . . . . . . .    3825 1,130,929     11.c.(2)
 12.   Foreign exchange rate contracts:                                                                //////////////
       a.      Notional value of exchange swaps (e.g., cross-currency swaps)  . . . . . . . . . . .    3826         0     12.a.
       b.      Commitments to purchase foreign currencies and U.S. dollar exchange (spot, forward,     //////////////
               and futures) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3415    66,351     12.b.
       c.      Option contracts (e.g., options on foreign currency):                                   //////////////
               (1)      Written option contracts  . . . . . . . . . . . . . . . . . . . . . . . . .    3827         0     12.c.(1)
               (2)      Purchased option contracts  . . . . . . . . . . . . . . . . . . . . . . . .    3828         0     12.c.(2)

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                         Call Date:  12/31/93  ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                                Page RC-15
City, State   Zip:        COLUMBUS, OH  43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

SCHEDULE RC-L--CONTINUED

                                                                                                              C461    <-
                                                                  Dollar Amounts in Thousands     RCFD Bil Mil Thou
13. Contracts on other commodities and equities:                                                  ///////////////
    a.   Notional value of other swaps (e.g., oil swaps)  . . . . . . . . . . . . . . . . . .     3829          0    13.a.
    b.   Futures and forward contracts (e.g., stock index and commodity--precious metals,         ///////////////
         wheat, cotton, livestock--contracts) . . . . . . . . . . . . . . . . . . . . . . . .     3830          0    13.b.
    c.   Option contracts (e.g., options on commodities, individual stocks and stock indexes):    ///////////////
         (1)   Written option contracts . . . . . . . . . . . . . . . . . . . . . . . . . . .     3831          0    13.c.(1)
         (2)   Purchased option contracts . . . . . . . . . . . . . . . . . . . . . . . . . .     3832          0    13.c.(2)
14. All other off-balance sheet liabilities (itemize and describe each component of this          ///////////////
    item over 25% of Schedule RC, item 28, "Total equity capital")  . . . . . . . . . . . . .     3430          0    14.

    a.   TEXT 3555                                                                 RCFD 3555      ///////////////    14.a.
    b.   TEXT 3556                                                                 RCFD 3556      ///////////////    14.b.
    c.   TEXT 3557                                                                 RCFD 3557      ///////////////    14.c.
    d.   TEXT 3558                                                                 RCFD 3558      ///////////////    14.d.

15. All other off-balance sheet assets (itemize and describe each component of this               ///////////////
    item over 25% of Schedule RC, item 28, "Total equity capital")  . . . . . . . . . . . . .     5591     63,516    15.

   a.    TEXT 5592                                                                 RCFD 5592      ///////////////    15.a.
   b.    TEXT 5593                                                                 RCFD 5593      ///////////////    15.b.
   c.    TEXT 5594                                                                 RCFD 5594      ///////////////    15.c.
   d.    TEXT 5595                                                                 RCFD 5595      ///////////////    15.d.

 Memoranda                                                    Dollar Amounts in Thousands         RCFD Bil Mil Thou
1.  Loans originated by the reporting bank that have been sold or participated to others          /////////////////
    during the calendar quarter ending with the report date (exclude the portions of such         /////////////////
    loans retained by the reporting bank; see instructions for other exclusions) . . . .          3431       24,631    M.1.
2.  Loans purchased by the reporting bank during the calendar quarter ending with the             /////////////////
    report date (see instructions for exclusions)  . . . . . . . . . . . . . . . . . . .          3488        9,716    M.2.
3.  Unused commitments with an original maturity exceeding one year that are reported in          /////////////////
    Schedule RC-L, items 1.a through 1.e, above (report only the unused portions of               /////////////////
    commitments that are fee paid or otherwise legally binding)  . . . . . . . . . . . .          3833      727,158    M.3
    a.   Participations in commitments with an original maturity                                  /////////////////
         exceeding one year conveyed to others . . . . . . . . . .     RCFD 3834    46,084        /////////////////    M.3.a.

4.  To be completed only by banks with $1 billion or more in total assets:                        /////////////////
    Standby letters of credit and foreign office guarantees (both financial and
    performance) issued to non-U.S. addressees (domicile) included in Schedule RC-L,              /////////////////
    items 2 and 3, above . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3377        4,210    M.4.
5.  To be completed for the September report only:                                                /////////////////
    Installment loans to individuals for household, family, and other personal                    /////////////////
    expenditures that have been securitized and sold without recourse (with servicing             /////////////////
    retained), amounts outstanding by type of loan:                                               /////////////////
    a.   Loans to purchase private passenger automobiles . . . . . . . . . . . . . . . .          2741          N/A    M.5.a.
    b.   Credit cards and related plans  . . . . . . . . . . . . . . . . . . . . . . . .          2742          N/A    M.5.b.
    c.   All other consumer installment credit (including mobile home loans) . . . . . .          2743          N/A    M.5.c.

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                                 Call Date: 12/31/93  ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                                       Page RC-16
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

Schedule RC-M--Memoranda

                                                                                                                      C465 <-
                                                                    Dollar Amounts in Thousands          RCON Bil Mil Thou
- -----------------------------------------------------------------------------------------------------------------------------------
 1.  Extensions of credit by the reporting bank to its executive officers, directors, principal          /////////////////
     shareholders, and their related interests as of the report date:                                    /////////////////
     a.   Aggregate amount of all extensions of credit to all executive officers, directors,             /////////////////
          principal shareholders, and their related interests  . . . . . . . . . . . . . . .             6164      273,734 1.a.
     b.   Number of executive officers, directors, and principal shareholders to whom the                /////////////////
          amount of all extensions of credit by the reporting bank (including extensions of              /////////////////
          credit to related interests) equals or exceeds the lesser of $500,000 or 5 percent      Number /////////////////
          of total capital as defined for this purpose in agency         RCFD 6165                10     ///////////////// 1.b.
          regulations.                                            --------------------------------       /////////////////

 2.  Federal funds sold and securities purchased under agreements to resell with U.S. branches           /////////////////
     and agencies of foreign banks(1) (included in Schedule RC, items 3.a and 3.b) . . . . . .           3405            0 2.
 3.  Not applicable.                                                                                     /////////////////
 4.  Outstanding principal balance of 1-4 family residential mortgage loans serviced for other           /////////////////
     (include both retained servicing and purchased servicing):                                          /////////////////
     a.   Mortgages serviced under a GNMA contract . . . . . . . . . . . . . . . . . . . . . .           5500            0 4.a.
     b.   Mortgages serviced under a FHLMC contract:                                                     /////////////////
          (1)   Serviced with recourse to servicer . . . . . . . . . . . . . . . . . . . . . .           5501            0 4.b.(1)
          (2)   Serviced without recourse to servicer. . . . . . . . . . . . . . . . . . . . .           5502            0 4.b.(2)
     c.   Mortgagages serviced under a FNMA contract:                                                    /////////////////
          (1)   Serviced under a regular option contract . . . . . . . . . . . . . . . . . . .           5503            0 4.c.(1)
          (2)   Serviced under a special option contract . . . . . . . . . . . . . . . . . . .           5504            0 4.c.(2)
     d.   Mortgages serviced under other servicing contracts . . . . . . . . . . . . . . . . .           5505            0 4.d.
 5.  To be completed only by banks with $1 billion or more in total assets:                              /////////////////
     Customers' liability to this bank on acceptances outstanding (sum of items 5.a and 5.b must         /////////////////
     equal Schedule RC, item 9):                                                                         /////////////////
     a.   U.S. addressees (domicile) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2103        6,246 5.a.
     b.   Non-U.S. addressees (domicile) . . . . . . . . . . . . . . . . . . . . . . . . . . .           2104            0 5.b.
 6.  Intangible assets:                                                                                  /////////////////
     a.   Mortgage servicing rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3164              6.a.
     b.   Other identifiable intangible assets:                                                          /////////////////
          (1)   Purchased credit card relationships. . . . . . . . . . . . . . . . . . . . . .           5506        6,166 6.b.(1)
          (2)   All other identifiable intangible assets . . . . . . . . . . . . . . . . . . .           5507        4,782 6.b.(2)
     c.   Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3163       11,955 6.c.
     d.   Total (sum of items 6.a through 6.c) (must equal Schedule RC, item 10) . . . . . . .           2143       22,903 6.d.
     e.   Intangible assets that have been grandfathered for regulatory capital purposes . . .           6442            0 6.e.


 7.  Does your bank have any mandatory convertible debt that is part of your primary or                  YES        NO
     secondary capital? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6167        ///     X     7.
                                                                                               --------------------------
     If yes, complete items 7.a through 7.e:                                                     RCFD    Bil Mil    Thou
                                                                                               --------------------------
     a.   Total equity contract notes, gross . . . . . . . . . . . . . . . . . . . . . . . .     3290               N/A    7.a.
     b.   Common or perpetual preferred stock dedicated to redeem the above notes  . . . . .     3291               N/A    7.b.
     c.   Total equity commitment notes, gross . . . . . . . . . . . . . . . . . . . . . . .     3293               N/A    7.c.
     d.   Common or perpetual preferred stock dedicated to redeem the above notes  . . . . .     3294               N/A    7.d.
     e.   Total (item 7.a minus 7.b plus 7.c minus 7.d)  . . . . . . . . . . . . . . . . . .     3295               N/A    7.e.


______________
(1) Do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this item.

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                                   Call Date:  12/31/93  ST-BK:  36-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                                          Page RC-17
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

Schedule RC-M--Continued

                                                                    Dollar Amounts in Thousands         Bil Mil Thou
 8.    a.      Other real estate owned:                                                               /////////////////
               (1)      Direct and indirect investments in real estate ventures . . . . . . . .  RCDF 5372            0  8.a.(1)
               (2)      All other real estate owned:                                                  /////////////////
                                (a)      Construction and land development in domestic offices.  RCDF 5508        1,517  8.a.(2)(a)
                                (b)      Farmland in domestic offices . . . . . . . . . . . . .  RCDF 5509            0  8.a.(2)(b)
                                (c)      1-4 family residential properties in domestic offices.  RCDF 5510          235  8.a.(2)(c)
                                (d)      Multifamily (5 or more) residential properties               /////////////////
                                         in domestic offices  . . . . . . . . . . . . . . . . .  RCDF 5511            0  8.a.(2)(d)
                                (e)      Nonfarm nonresidential properties  . . . . . . . . . .  RCDF 5512        7,746  8.a.(2)(e)
                                (f)      In foreign offices . . . . . . . . . . . . . . . . . .  RCDF 5513            0  8.a.(2)(f)
               (3)      Total (sum of items 8.a.(1) and 8.a.(2)) (must equal Schedule RC, item        /////////////////
                        7)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCDF 2150        9,498  8.a.(3)
       b.      Investments in unconsolidated subsidiaries and associated companies:                   /////////////////
               (1)      Direct and indirect investments in real estate ventures . . . . . . . .  RCDF 5374            0  8.b.(1)
               (2)      All other investments in unconsolidated subsidiaries and associated
                        companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCDF 5375            0  8.b.(2)
               (3)      Total (sum of items 8.b.(1) and 8.b.(2)) (must equal Schedule RC, item
                        8)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCDF 2130            0  8.b.(3)
       c.      Total assets of unconsolidated subsidiaries and associated companies . . . . . .  RCDF 5376            0  8.c.
 9.    Noncumulative perpetual preferred stock and related surplus included in Schedule RC,           /////////////////
       item 23, "Perpetual preferred stock and related surplus" . . . . . . . . . . . . . . . .  RCDF 3778            0  9.

  Memorandum                                                           Dollar Amounts in Thousands  RCON  Bil Mil Thou
  1.      Interbank holdings of capital instruments (to be completed for the December report
          only):                                                                                    ///////////////////
          a.       Reciprocal holdings of banking organizations' capital instruments  . . . . . . . 3836              0     M.1.a.
          b.       Nonreciprocal holdings of banking organizations' capital instruments . . . . . . 3837              0     M.1.b.

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                                Call Date: 12/31/93  ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                                      Page RC-18
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

SCHEDULE RC-N--PAST DUE AND NONACCRUAL LOANS, LEASES, AND OTHER ASSETS

 The FFIEC regards the information reported in all of Memorandum item 1, in items 1 through 10, column A, and in Memorandum items 2 and 3, column A, as confidential.

                                                                                                              C370      <-
                                                             (Column A)           (Column B)           (Column C)
                                                              Past due           Past due 90           Nonaccrual
                                                           30 through 89         days or more
                                                           days and still         and still
                                                              accruing             accruing
                                                         ------------------------------------------------------------
                         Dollar Amounts in Thousands     RCFD Bil Mil  Thou   RCFD Bil Mil  Thou   RCFD Bil Mil  Thou
- ---------------------------------------------------------------------------------------------------------------------
 1.   Loans secured by real estate:                      /////////////////    /////////////////    /////////////////
      a.   To U.S. addressees (domicile)  . . . .        1245                 1246        1,515    1247       15,693    1.a.
      b.   To non-U.S. addressees (domicile). . .        1248                 1249            0    1250            0    1.b.
 2.   Loans to depository institutions and               /////////////////    /////////////////    /////////////////
      acceptances of other banks:                        /////////////////    /////////////////    /////////////////
      a.   To U.S. banks and other U.S.                  /////////////////    /////////////////    /////////////////
           depository institutions. . . . . . . .        5377                 5378            0    5379            0    2.a.
      b.   To foreign banks . . . . . . . . . . .        5380                 5381            0    5382            0    2.b.
 3.   Loans to finance agricultural production and       /////////////////    /////////////////    /////////////////
      other loans to farmers . . . . . . . . . . .       1594                 1597                 1583          562    3.
 4.   Commercial and industrial loans:                   /////////////////    /////////////////    /////////////////
      a.   To U.S. addressees (domicile). . . . .        1251                 1252        2,902    1253       15,076    4.a.
      b.   To non-U.S. addressees (domicile). . .        1254                 1255            0    1256            0    4.b.
 5.   Loans to individuals for household, family,        /////////////////    /////////////////    /////////////////
      and other personal expenditures:                   /////////////////    /////////////////    /////////////////
      a.   Credit cards and related plans . . . .        5383                 5384       30,209    5385           26    5.a.
      b.   Other (includes single payment,               /////////////////    /////////////////    /////////////////
           installment, and all student loans) . .       5386                 5387       15,202    5388        5,615    5.b.
 6.   Loans to foreign governments and official          /////////////////    /////////////////    /////////////////
      institutions . . . . . . . . . . . . . . . .       5389                 5390            0    5391            0    6.
 7.   All other loans  . . . . . . . . . . . . . .       5459                 5460          114    5461          639    7.
 8.   Lease financing receivables:                       /////////////////    /////////////////    /////////////////
      a.   Of U.S. addressees (domicile)  . . . .        1257                 1258          169    1259        1,552    8.a.
      b.   Of non-U.S. addressees (domicile)  . .        1271                 1272            0    1791            0    8.b.
 9.   Debt securities and other assets (exclude          /////////////////    /////////////////    /////////////////
      other real estate owned and other repossessed      /////////////////    /////////////////    /////////////////
      assets)  . . . . . . . . . . . . . . . . . .       3505                 3506            0    3507            0    9.

===================================================================================================================================
Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases.  Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.



 10. Loans and leases reported in items 1                RCON Bil Mil  Thou   RCON Bil Mil  Thou   RCON Bil Mil  Thou
     through 8 above which are wholly or partially       /////////////////    /////////////////    /////////////////
     guaranteed by the U.S. Government . . . . . .       5612                 5613        4,187    5614          272    10.
     a.   Guaranteed portion of loans and                /////////////////    /////////////////    /////////////////
          leases included in item 10 above . . . .       5615                 5616        4,187    5617          206    10.a.

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                                   Call Date: 12/31/93  ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                                        Page RC-19
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

SCHEDULE RC-N--CONTINUED

 Memoranda                                                                                                  C473   <-

                       Dollar Amounts in Thousands  RCFD Bil Mil  Thou   RCFD Bil Mil  Thou   RCFD Bil Mil  Thou
 1.  Restructured loans and leases included in      /////////////////    /////////////////    /////////////////
     Schedule RC-N, items 1 through 8, above  . .   1658                 1659                 1661                 M.1.
 2.  Loans to finance commercial real estate,       /////////////////    /////////////////    /////////////////
     construction, and land development activities  /////////////////    /////////////////    /////////////////
     (not secured by real estate) included in       /////////////////    /////////////////    /////////////////
     Schedule RC-N, items 4 and 7, above  . . . .   6558                 6559            0    6560            0    M.2.
 3.  Loans secured by real estate in domestic       /////////////////    /////////////////    /////////////////
     offices Schedule RC-N, item above):            /////////////////    /////////////////    /////////////////
     a.  Construction and land development  .       2759                 2769            0    3492          274    M.3.a.
     b.  Secured by farmland  . . . . . . . .       3493                 3494            0    3495            5    M.3.b.
     c.  Secured by 1-4 family residential          /////////////////    /////////////////    /////////////////
         properties:                                /////////////////    /////////////////    /////////////////
         (1) Revolving, open-end loans              /////////////////    /////////////////    /////////////////
             secured by 1-4 family                  /////////////////    /////////////////    /////////////////
             residential properties and             /////////////////    /////////////////    /////////////////
             extended under lines of                /////////////////    /////////////////    /////////////////
             credit  . . . . . . . . . .            5398                 5399          475    5400        1,087    M.3.c.(1)
         (2) All other loans secured by             /////////////////    /////////////////    /////////////////
             1-4 family residential                 /////////////////    /////////////////    /////////////////
             properties  . . . . . . . .            5401                 5402          522    5403        3,442    M.3.c.(2)
     d.  Secured by multifamily (5 or more)         /////////////////    /////////////////    /////////////////
         residential properties . . . . . . .       3499                 3500            0    3501          563    M.3.d.
     e.  Secured by nonfarm nonresidential          /////////////////    /////////////////    /////////////////
         properties . . . . . . . . . . . . .       3502                 3503          518    3504       10,322    M.3.e.

SCHEDULE RC-O--OTHER DATA FOR DEPOSIT INSURANCE ASSESSMENTS
An amended Certified Statement should be submitted to the FDIC if the amounts reported in items 1 through 9 of this schedule are amended after the semiannual Certified Statement originally covering this report date has been filed with the FDIC.

                                                                                                             C475   <-

                                                                   Dollar Amounts in Thousands  RCON Bil Mil Thou
 1.  Unposted debits (see instructions):                                                        /////////////////
     a.  Actual amount of all unposted debits . . . . . . . . . . . . . . . . . . . . . . .     0030          N/A   1.a.
         OR                                                                                     /////////////////
     b.  Separate amount of unposted debits:                                                    /////////////////
         (1) Actual amount of unposted debits to demand deposits  . . . . . . . . . . . . .     0031            0   1.b.(1)
         (2) Actual amount of unposted debits to time and savings deposits(1) . . . . . . .     0032            0   1.b.(2)
 2.  Unposted credits (see instructions):                                                       /////////////////
     a.  Actual amount of all unposted credits  . . . . . . . . . . . . . . . . . . . . . .     3510          N/A   2.a.
         OR                                                                                     /////////////////
     b.  Separate amount of unposted credits:                                                   /////////////////
         (1) Actual amount of unposted credits to demand deposits . . . . . . . . . . . . .     3512            0   2.b.(1)
         (2) Actual amount of unposted credits to time and savings deposits(1)  . . . . . .     3514            0   2.b.(2)
 3.  Uninvested trust funds (cash) held in bank's own trust department (not included in         /////////////////
     total deposits in domestic offices). . . . . . . . . . . . . . . . . . . . . . . . . .     3520            0   3.
 4.  Deposits of consolidated subsidiaries in domestic offices and in insured branches in
     Puerto Rico and U.S. territories and possessions (not included in total deposits):         /////////////////
     a.  Demand deposits of consolidated subsidiaries . . . . . . . . . . . . . . . . . . .     2211       14,189   4.a.
     b.  Time and savings deposits(1) of consolidated subsidiaries  . . . . . . . . . . . .     2351       10,763   4.b.
     c.  Interest accrued and unpaid on deposits of consolidated subsidiaries . . . . . . .     5514            0   4.c.
 5.  Deposits in insured branches in Puerto Rico and U.S. territories and possessions . . .     /////////////////
     a.  Demand deposits in insured branches (included in Schedule RC-E Part II). . . . . .     2229            0   5.a.
     b.  Time and savings deposits (1) in inasured branches (included in Schedule RC-E,
         Part II) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2383            0   5.b.
     c.  Interest accrued and unpaid on deposits in insured branches (included in Schedule
         RC-G, item 1.b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5515            0   5.c.

- ------------------------
(1) For FDIC insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                      Call Date: 12/31/93  ST-BK:   9-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                            Page RC-20
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

SCHEDULE RC-O--CONTINUED

                                                                      Dollar Amounts in Thousands    RCON Bil Mil  Thou
_________________________________________________________________________________________________________________________________
 Item 6 is not applicable to state nonmember banks that have not been authorized by the Federal      /////////////////
 Reserve to act as pass-through correspondents.                                                      /////////////////
 6.  Reserve balances actually passed through to the Federal Reserve by the reporting bank on        /////////////////
     behalf of its respondent depository institutions that are also reflected as deposit             /////////////////
     liabilities of the reporting bank:                                                              /////////////////
     a.  Amount reflected in demand deposits (included in Schedule RC-E, Part I, Memorandum          /////////////////
         item 4.a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2314             0   6.a.
     b.  Amount reflected in time and savings deposits(1) (included in Schedule RC-E, Part I,        /////////////////
         memorandum item 4.b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2315             0   6.b.
 7.  Unamortized premiums and discounts on time and savings deposits:(1)                             /////////////////
     a.  Unamortized premiums . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5516            31   7.a.
     b.  Unamortized discounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5517             0   7.b.
_________________________________________________________________________________________________________________________________

 8.  To be completed by banks with "Oakar deposits."
     Total "Adjusted Attributable Deposits" of all institutions acquired under Section               /////////////////
     5(d)(3) of the Federal Deposit Insurance Act (from most recent FDIC Oakar Transaction           /////////////////
     worksheet(s))   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5518            N/A  8.
_________________________________________________________________________________________________________________________________

 9.  Deposits in lifeline accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5596/////////////    9.

__________
(1) For FDIC insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

 Memoranda (to be completed each quarter except as noted)         Dollar Amounts in Thousands   RCON Bil Mil Thou
_________________________________________________________________________________________________________________________________
 1.  Total deposits in domestic offices of the bank (sum of Memorandum items 1.a.(1)             /////////////////
     and 1.b.(1) must equal Schedule RC, item 13.a):                                             /////////////////
     a.  Deposit accounts of $100,000 or less:                                                   /////////////////
         (1)  Amount of deposit accounts of $100,000 or less  . . . . . . . . . . . .            2702    2,136,269   M.1.a.(1)
         (2)  Number of deposit accounts of $100,000 or less (to be             Number           /////////////////
                      completed for the June report only) . .    RCON 3779         N/A           /////////////////   M.1.a.(2)

     b.  Deposit accounts of more than $100,000:                                                 /////////////////

         (1)  Amount of deposit accounts of more than
              $100,000  . . . . . . . . . . . . . . . . . . .                   Number           2710    1,726,852   M.1.b.(1)
         (2)  Number of deposit accounts of more than
              $100,000  . . . . . . . . . . . . . . . . . . .    RCON 2722       3,524           /////////////////   M.1.b.(2)

 2.  Estimated amount of uninsured deposits in domestic offices of the bank:
     a.  An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item
         1.b.(2) above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(1) above.

         Indicate in the appropriate box at the right whether your bank has a method or           YES       NO
         procedure for determining a better estimate of uninsured deposits than the
         estimate described above . . . . . . . . . . . . . . . . . . . . . . . . . . .      6861      ///  X      M.2.a.

     b.  If the box marked YES has been checked, report the estimate of uninsured           RCON  Bil Mil Thou
         deposits determined by using your bank's method or procedure . . . . . . . . .     5597           N/A     M.2.b.

_________________________________________________________________________________________________________________________________
 Person to whom questions about the Reports of Condition and Income should be directed:                              C477    <-

Elizabeth G. Gilliland - ASSISTANT VICE PRESIDENT         (614) 248-8563
- --------------------------------------------------        -------------------------------------------
Name and Title (TEXT 8901)                                Area code and phone number (TEXT 8902)

                                                             30

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                        Call Date: 12/31/93  ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                              Page RC-21
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------



SCHEDULE RC-R--RISK-BASED CAPITAL

This schedule must be completed by all banks as follows:  Banks that reported total assets of $1 billion or more in Schedule RC, item 12, for June 30, 1992, must complete items 2 through 9 and Memorandum item 1.  Banks with assets of less than $1 billion must complete items 1 through 3 below or Schedule RC-R in its entirety, depending on their response to item 1 below.
 1.       Test for determining the extent to which Schedule RC-R must be completed.  To be                             C480  <-
          completed only by banks with total assets of less than $1 billion.  Indicate in
          the appropriate box at the right whether the bank has total capital greater than or                  YES       NO
          equal to eight percent of adjusted total assets  . . . . . . . . . . . . . . . . . . .  RCFD 6056         ///       1.

         For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government-sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L (see instructions). If the box marked YES has been checked, then the bank only has to complete items 2 and 3 below.  If the box marked NO has been checked, the bank must complete the remainder of this schedule. A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.

                                                                              (Column A)              (Column B)
                                                                           Subordinated Debt(1)           Other
                                                                            and Intermediate            Limited-
                                                                             Term Preferred           Life Capital
 Items 2 and 3 are to be completed by all banks.                                 Stock                Instruments

                                             Dollar Amounts in Thousands  RCFD  Bil Mil   Thou   RCFD   Bil Mil   Thou
- ------------------------------------------------------------------------------------------------------------------------------
 2.   Subordinated debt(1) and other limited-life capital instruments     ////////////////////   ////////////////////
      (original weighted average maturity of at least five years) with    ////////////////////   ////////////////////
      a remaining maturity of:                                            ////////////////////   ////////////////////
      a.   One year or less. . . . . . . . . . . . . . . . . . . . . .    3780               0   3786               0    2.a.
      b.   Over one year through two years . . . . . . . . . . . . . .    3781               0   3787               0    2.b.
      c.   Over two years through three years. . . . . . . . . . . . .    3782               0   3788               0    2.c.
      d.   Over three years through four years . . . . . . . . . . . .    3783               0   3789               0    2.d.
      e.   Over four years through five years. . . . . . . . . . . . .    3784               0   3790               0    2.e.
      f.   Over five years . . . . . . . . . . . . . . . . . . . . . .    3785         189,083   3791               0    2.f.

                                                                                                 RCFD   Bil Mil   Thou
 3.   Total qualifying capital (i.e., Tier 1 and Tier 2 capital) allowable under the risk-
      based capital guidelines . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3792         739,241    3.

                                                                             (Column A)              (Column B)
                                                                               Assets              Credit Equiv-
                                                                              Recorded              alent Amount
 Items 4-9 and Memorandum item 1 are to be completed                           on the              of Off-Balance
 by banks that answered NO to item 1 above and                             Balance Sheet           Sheet Items(2)
 by banks with total assets of $1 billion or more.                      RCFD  Bil Mil   Thou   RCFD   Bil Mil   Thou
 4.   Assets and credit equivalent amounts of off-balance sheet items assigned to the Zero percent risk category:
      a.   Assets recorded on the balance sheet:                        ////////////////////   ////////////////////
           (1)   Securities issued by, other claims on, and             ////////////////////   ////////////////////
                 claims unconditionally guaranteed by, the U.S.         ////////////////////   ////////////////////
                 Government and its agencies and other OECD             ////////////////////   ////////////////////
                 central governments . . . . . . . . . . . . . . . .    3794         157,257   ////////////////////    4.a.(1)
           (2)   All other . . . . . . . . . . . . . . . . . . . . .    3795         108,396   ////////////////////    4.a.(2)
      b.   Credit equivalent amount of off-balance sheet items . . .    ////////////////////   3796               0    4.b.

___________
(1) Exclude mandatory convertible debt reported in Schedule RC-M, item 7.e. "Total."

(2) Do not report in column B the risk-weighted amount of assets reported in column A.
                                                                 31

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                     Call Date:  12/31/93  ST-BK:  39-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                            Page RC-22
City, State   Zip:        COLUMBUS, OH  43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

SCHEDULE RC-R--CONTINUED


                                                                                (Column A)           (Column B)
                                                                                  Assets           Credit Equiv-
                                                                                 Recorded           alent Amount
                                                                                  on the           of Off-Balance
                                                                              Balance Sheet        Sheet Items(1)
                                                                           ------------------------------------------
                                           Dollar Amounts in Thousands     RCFD  Bil Mil Thou    RCFD  Bil Mil Thou
 ------------------------------------------------------------------------- ------------------------------------------
 5.   Assets and credit equivalent amounts of off-balance sheet items      ////////////////////  ////////////////////
      assigned to the 20 percent risk category:                            ////////////////////  ////////////////////
      a.   Assets recorded on the balance sheet:                           ////////////////////  ////////////////////
           (1)   Claims conditionally guaranteed by the U.S.               ////////////////////  ////////////////////
                 Government and its agencies and other OECD                ////////////////////  ////////////////////
                 central governments . . . . . . . . . . . . . . . . .     3798         130,401  ////////////////////   5.a.(1   )
           (2)   Claims collateralized by securities issued by             ////////////////////  ////////////////////
                 the U.S. Government and its agencies and other            ////////////////////  ////////////////////
                 OECD central governments; by securities issued            ////////////////////  ////////////////////
                 by U.S. Government-sponsored agencies; and by             ////////////////////  ////////////////////
                 cash on deposit . . . . . . . . . . . . . . . . . . .     3799               0  ////////////////////   5.a.(2   )
           (3)   All other . . . . . . . . . . . . . . . . . . . . . .     3800         712,651  ////////////////////   5.a.(3   )
      b.   Credit equivalent amount of off-balance sheet items . . . .     ////////////////////  3801         576,368   5.b.
 6.   Assets and credit equivalent amounts of off-balance sheet items      ////////////////////  ////////////////////
      assigned to the 50 percent risk category:                            ////////////////////  ////////////////////
      a.   Assets recorded on the balance sheet  . . . . . . . . . . .     3802         141,073  ////////////////////   6.a.
      b.   Credit equivalent amount of off-balance sheet items . . . .     ////////////////////  3803           2,070   6.b.
 7.   Assets and credit equivalent amounts of off-balance sheet items      ////////////////////  ////////////////////
      assigned to the 100 percent risk category:                           ////////////////////  ////////////////////
      a.   Assets recorded on the balance sheet  . . . . . . . . . . .     3804       5,558,638  ////////////////////   7.a.
      b.   Credit equivalent amount of off-balance sheet items . . . .     ////////////////////  3805         583,273   7.b.
 8.   On-balance sheet values (or portions thereof) of interest rate,      ////////////////////  ////////////////////
      foreign exchange rate, and commodity contracts which have a          ////////////////////  ////////////////////
      capital assessment for their off-balance sheet exposure under the    ////////////////////  ////////////////////
      risk-based capital guidelines and those contracts (e.g., futures     ////////////////////  ////////////////////
      contracts) excluded from the calculation of the risk-based           ////////////////////  ////////////////////
      capital ratio (exclude margin accounts and accrued receivables       ////////////////////  ////////////////////
      from this item)  . . . . . . . . . . . . . . . . . . . . . . . .     3806               0  ////////////////////   8.
 9.   Total assets recorded on the balance sheet (sum of items 4.a,        ////////////////////  ////////////////////
      5.a, 6.a, 7.a, and 8, column A) (must equal Schedule RC, item 12     ////////////////////  ////////////////////
      plus items 4.b and 4.c, plus Schedule RC-B, item 6.a.(3),            ////////////////////  ////////////////////
      column A)  . . . . . . . . . . . . . . . . . . . . . . . . . . .     3807       6,808,416  ////////////////////   9.

                                                                               (Column A)             (Column B)
                                                                                Notional              Replacement
                                                                                Principal                Cost
                                                                                  Value             (Market Value)
                                                                           ------------------------------------------
 Memorandum                                    Dollar Amounts in Thousands RCFD  Bil Mil  Thou   RCFD   Bil Mil  Thou
 ------------------------------------------------------------------------- ------------------------------------------
 1.   Notional principal value and replacement cost of interest rate       ///////////////////   ///////////////////
      and foreign exchange rate contracts (in column B, report only        ///////////////////   ///////////////////
      those contracts with a positive replacement cost):                   ///////////////////   ///////////////////
      a.   Interest rate contracts (exclude futures contracts) . . . . . . ///////////////////   3808        152,607  M.1.a.
           (1)   With a remaining maturity of one year or less . . . . . . 3809        688,577   ///////////////////  M.1.a.(1)
           (2)   With a remaining maturity of over one year  . . . . . . . 3810     17,246,696   ///////////////////  M.1.a.(2)
      b.   Foreign exchange rate contracts (exclude contracts with         ///////////////////   ///////////////////
           an original maturity of 14 days or less and futures contracts)  ///////////////////   3811            561  M.1.b.
           (1)   With a remaining maturity of one year or less . . . . . . 3812         66,351   ///////////////////  M.1.b.(1)
           (2)   With a remaining maturity of over one year  . . . . . . . 3813              0   ///////////////////  M.1.b.(2)


___________
(1) Do not report in column B the risk-weighted amount of assets reported in column A.

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                                 Call Date:  12/31/93  ST-BK:  36-9-1580  FFIEC 031
Address:                  100 EAST BROAD STREET                                                                       Page RC-23
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

                                        Optional Narrative Statement Concerning the Amounts
                                          Reported in the Reports of Condition and Income
                                               at close of business on December 31, 1993

    BANK ONE, COLUMBUS, NA                                              COLUMBUS                      , Ohio
    -----------------------------------------------------------         ------------------------------  ---------------------------
    Legal Title of Bank                                                 City                            State
    The management of the reporting bank may, if it wishes,             submitting bank and the truncated statement will appear as
    submit a brief narrative statement on the amounts reported          the bank's statement both on agency computerized records
    in the Reports of Condition and Income.  This optional              and in  computer-file releases to the public.
    statement will be made available to the public, along with
    the publicly available data in the Reports of Condition and         All information furnished by the bank in the narrative
    Income, in response to any request for individual bank              statement must be accurate and not misleading.  Appropriate
    report data.  However, the information reported in column A         efforts shall be taken by the submitting bank to ensure the
    and in all of Memorandum item 1 of Schedule RC-N is                 statement's accuracy.  The statement must be signed, in the
    regarded as confidential and will not be released to the            space provided below, by a senior officer of the bank who
    public.  BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT           thereby attests to its accuracy.
    SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES
    OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS,              If, subsequent to the original submission, material changes
    REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL              are submitted for the data reported in the Reports of
    ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION THAT THEY          Condition and Income, the existing narrative statement will
    ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD                   be deleted from the files, and from disclosure; the bank,
    COMPROMISE THE PRIVACY OF THEIR CUSTOMERS.  Banks choosing          at its option, may replace it with a statement, under
    not to make a statement may check the "No comment" box              signature, appropriate to the amended data.
    below and should make no entries of any kind in the space
    provided for the narrative statement; i.e., DO NOT enter in         The optional narrative statement will appear in agency
    this space such phrases as "No statement," "Not                     records and in release to the public exactly as submitted
    applicable," "N/A," "No comment," and "None".                       (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of
                                                                        statements exceeding the 750-character limit described
                                                                        above).  THE STATEMENT WILL NOT BE EDITED OR SCREENED IN
    The optional statement must be entered on this sheet.  The          ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR
    statement should not exceed 100 words.  Further, regardless         RELEVANCE.  DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY
    of the number of words, the statement must not exceed 750           THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR
    characters, including punctuation, indentation, and                 CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED
    standard spacing between words and sentences.  If any               THEREIN.  A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY
    submission should exceed 750 characters, as defined, it             PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE
    will be truncated at 750 characters with no notice to the           MANAGEMENT OF THE REPORTING BANK.

- ----------------------------------------------------------------------------------------------------------------------------------
 No comment [_] (RCON 6979)                                                                             C471     C472         <-

BANK MANAGEMENT STATEMENT (please type or print clearly):
(TEXT 6980) For regulatory purposes, the Bank defers the recognition of certain execss service fees relating to securitized loan sales until cash is received.
The effect of this accounting method has increased net income for the current year $18,412,000 and decreased retained earnings on a cumulative basis
$41,921,000.


                                        /s/ Jeffrey T. Benton                                          1/28/94
                                       _____________________________________________________       ________________________________
                                       Signature of Executive Officer of Bank                      Date of Signature


                                                                33

Legal Title of Bank:      BANK ONE, COLUMBUS, NA                                            Call Date:  12/31/93  ST-BK:  36-9-1580
Address:                  100 EAST BROAD STREET
City, State   Zip:        COLUMBUS, OH 43271-1066
FDIC Certificate No.:     |0|6|5|5|9|
                          -----------

_______________            _______________              _______________               _______________               _______________

                   THIS PAGE IS TO BE COMPLETED BY ALL BANKS

CALL NO. 186        31       12-31-93D                                              OMB No. For OCC:          1557-0081
CERT: 06559         00088  STBK  39-1580
                                                                         OMB No. For FDIC:         3064-0052
                                                                   OMB No. For Federal Reserve:    7100-0036
BANK ONE, COLUMBUS, NA                                                   Expiration Date:          2/28/95
100 EAST BROAD STREET
COLUMBUS, OH 43271-1066
                                                                          SPECIAL REPORT
                                                                   (Dollar Amounts in Thousands)

                                       CLOSE OF BUSINESS    FDIC Certificate Number
                                       DATE                                               C-700       <-
                                           12/31/93                |0|6|5|5|9
                                                                   ----------

LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)
_______________            _______________              _______________               _______________              _______________

The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition.
With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition.  Data regarding individual loans or other extensions of credit are not required.  If no such loans or other extensions of credit were made during the period, insert "none" against subitem
(a). (Exclude the first $5,000 of indebtedness of each executive officer under bank credit card plan.)  See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation 0) for the definitions of "executive officer" and
"extension of credit," respectively.  Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.
_______________            _______________              _______________               _______________              _______________

 a.  Number of loans made to executive officers
       since the previous Call Report date . . . . . . .                                        RCFD 3561      14                a.

 b.  Total dollar amount of above loans (in thousands of
       dollars)  . . . . . . . . . . . . . . . . . . . .                                        RCFD 3562     667                b.


 c.  Range of interest charged on above loans
       (example: 9 3/4% = 9.75) . . . . . . . . . . . . .  RCFD 7701    6.25         % to       RCFD 7702    17.90      %        c.


 SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT                         DATE (Month, Day, Year)

       /s/ Elizabeth G. Gilliland                                                 January 27, 1994
       --------------------------                                                 -----------------

 NAME AND TITLE OF PERSON TO WHOM INQUIRIES MAY BE DIRECTED (TEXT 8903)           AREA CODE/PHONE NUMBER (TEXT 8904)

 ELIZABETH G. GILLILAND - ASSISTANT VICE PRESIDENT                                               (614) 248-8563

FDIC 8040/53 (12-92)

           This form is for use by National Banks only.It should be used for publication purposes only, and should not be returned to the FDIC.

- ------------------------------------------------------------------------------
       Comptroller of the Currency
       Administrator of National Banks
- ------------------------------------------------------------------------------


R E P O R T   O F   C O N D I T I O N


Consolidating domestic and foreign subsidiaries of the
BANK ONE, COLUMBUS, NA of Columbus         in the state of Ohio,
- -------------------------------------------
at the close of business on December 31, 1993, published in response to a call made by Comptroller of the Currency, under title 12, United
States Code, Section 161, Charter Number 07621 Comptroller of the Currency Central District.

Statement of Resources and Liabilities

ASSETS


 Cash and balances due from depository institutions:                                               Thousand of dollars
          Noninterest-bearing balances and currency and coin . . . . . . . . . . . . . . . . . . .             415,213
          Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   0
 Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             332,811
 Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
          Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             285,810
          Securities purchased under agreements to resell  . . . . . . . . . . . . . . . . . . . .                   0

 Loans and lease financing receivables:

          Loans and leases, net of unearned income . . . . . . . . .       5,352,695
          LESS:  Allowance for loan and lease losses . . . . . . . .         168,045
          LESS:  Allocated transfer risk reserve . . . . . . . . . .               0

          Loans and leases, net of unearned income, allowance, and reserve . . . . . . . . . . . .           5,184,650
 Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              25,020
 Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . . . . . . . . . .              56,503
 Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               9,498
 Investments in unconsolidated subsidiaries and associated companies . . . . . . . . . . . . . . .                   0
 Customers' liability to this bank on acceptances outstanding  . . . . . . . . . . . . . . . . . .               6,246
 Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              22,903
 Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             301,717
 Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6,640,371

LIABILITIES

 Deposits:
          In domestic Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,863,121

                  Noninterest-bearing  . . . . . . . . . . . . . . .       1,151,525
                  Interest-bearing . . . . . . . . . . . . . . . . .       2,711,596

 Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries,
    and in IBFs:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        785,902
 Securities sold under agreements to repurchase  . . . . . . . . . . . . . . . . . . . . . . . . .          1,079
 Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         40,000
 Other borrowed money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        527,252
 Mortgage indebtedness and obligations under capitalized leases  . . . . . . . . . . . . . . . . .          4,604
 Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . . . . . . . . . .          6,246
 Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        189,083
 Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        149,501
 Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6,154,484
 Limited-life preferred stock and related surplus  . . . . . . . . . . . . . . . . . . . . . . . .              0


EQUITY CAPITAL
 Perpetual preferred stock and relates surplus . . . . . . . . . . . . . . . . . . . . . . . . . .              0
 Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         20,738
 Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        102,231
 Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        362,918
 LESS:  Net unrealized loss on marketable equity securities  . . . . . . . . . . . . . . . . . . .              0
 Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . . . . . . . . .              0
 Total equity capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        485,887
 Total liabilities, limited-life preferred stock, and equity capital . . . . . . . . . . . . . . .      6,640,371



I,  Elizabeth G. Gillard                             ,  of the above-named bank
- -----------------------------------------------------
                  Name
Assistant Vice President
- -----------------------------------------------------
                  Title

(Name and title of officer authorized to sign report) do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.


                          _____________________________________________________
                          Signature of officer authorized to sign report

We, the undersigned directors, attest to the correctness of this Statement of resources and liabilites. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                          ____________________________________________________



                          ____________________________________________________



                          ____________________________________________________







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